SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PTEK HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3399 Peachtree Road, N.E.

The Lenox Building

Suite 700

Atlanta, Georgia 30326

April 27, 2004

Dear Shareholder:

On behalf of the Board of Directors and management of PTEK Holdings, Inc., you are cordially invited to the Annual Meeting of Shareholders to be held on Thursday, June 3, 2004 at 10:00 a.m. at the Adam’s Mark Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903.

At the Annual Meeting, shareholders will be asked to:

•	reelect one Class II director for a one-year term and reelect two Class I directors for three-year terms;

•	approve the PTEK Holdings, Inc. 2004 Long-Term Incentive Plan; and

•	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These matters are described in the accompanying Notice of Annual Meeting and Proxy Statement.

It is important that your stock be represented at the Annual Meeting regardless of the number of shares you hold. Whether or not you plan to attend the meeting in person, please take the time to vote by mailing in your proxy card. As explained in the Proxy Statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

If you plan to attend the Annual Meeting, please check the proxy card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name, and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

Sincerely,

/s/ Boland T. Jones

Boland T. Jones

Chief Executive Officer and

Chairman of the Board

PTEK Holdings, Inc.

3399 Peachtree Road, N.E.

The Lenox Building

Suite 700

Atlanta, Georgia 30326

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 3, 2004

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of PTEK Holdings, Inc. (the “Company”) will be held at the Adam’s Mark Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903, on Thursday, June 3, 2004 at 10:00 a.m. for the purposes of:

1.	reelecting one Class II director to serve until the 2005 Annual Meeting of Shareholders and reelecting two Class I directors to serve until the 2007 Annual Meeting of Shareholders;

2.	approving the PTEK Holdings, Inc. 2004 Long-Term Incentive Plan; and

3.	transacting such other business as may properly come before the Annual Meeting or any adjournments thereof.

Information relating to the foregoing matters is set forth in the attached Proxy Statement. Shareholders of record at the close of business on April 1, 2004 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ L. Scott Askins

L. Scott Askins

Secretary

Atlanta, Georgia

April 27, 2004

PLEASE READ THE ATTACHED PROXY STATEMENT AND PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

PTEK HOLDINGS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 3, 2004

This Proxy Statement is furnished to the shareholders of PTEK Holdings, Inc., a Georgia corporation (“PTEK” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 3, 2004 at 10:00 a.m. at the Adam’s Mark Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903.

The approximate date on which PTEK is first mailing this Proxy Statement and the accompanying proxy card to shareholders is May 5, 2004.

VOTING

General

The securities that can be voted at the Annual Meeting consist of the Company’s:

•	Common Stock, $.01 par value per share (“Common Stock”); and

•	Series B Voting Preferred Stock (the “Preferred Stock”).

Holders of Common Stock are entitled to cast one vote for each share held on the record date on each matter submitted to the shareholders at the Annual Meeting. There is one share of Preferred Stock outstanding and entitled to vote. The one share was issued for the benefit of the former shareholders of the Canadian Voice-Tel entities that were acquired by the Company in April 1997. The former shareholders were issued exchangeable non-voting shares of Voice-Tel of Canada Ltd., a subsidiary of the Company, which shares may be exchanged for shares of the Company’s Common Stock (the “Exchangeable Shares”). The holder of the outstanding share of Preferred Stock is entitled to the number of votes that the holders of the Exchangeable Shares would be entitled to cast if all such Exchangeable Shares were exchanged for Common Stock. The Common Stock and Preferred Stock vote as a single class. SunTrust Bank, Atlanta, serves as the voting Trustee of the Preferred Stock.

The record date for the determination of shareholders who are entitled to receive notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as the close of business on April 1, 2004. On the record date, 57,615,668 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting, assuming the conversion of all the Exchangeable Shares.

Quorum and Vote Required

For each proposal to be considered at the Annual Meeting, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the proposal is necessary to constitute a quorum for action on that matter. Abstentions, votes withheld from any nominee and broker nonvotes for Proposal 1 (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present for purposes of determining the presence or absence of a quorum with regard to any proposal at the Annual Meeting.

The following shareholder votes will be required for approval of the proposals to be submitted at the Annual Meeting:

•

With regard to the election of one Class II director to serve until the 2005 Annual Meeting of Shareholders and two Class I directors to serve until the 2007 Annual Meeting of Shareholders (Proposal 1), each director must be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote. Shareholders may vote “for” all of the director nominees, “withhold” authority to vote for all of the nominees or “withhold” authority to vote for any individual nominee(s) but vote for all other nominees. Shares that are withheld from voting as to any nominee and broker nonvotes will not affect the outcome.

•	Approval of the 2004 Long-Term Incentive Plan (Proposal 2) will require the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy. With respect to Proposal 2, shareholders may vote “for,” “against” or “abstain” from voting. Abstentions will not affect the outcome. Broker nonvotes will affect the outcome as brokers will not vote your shares without your explicit instructions.

Proxies; Other Matters That May Come Before the Annual Meeting

The accompanying proxy card is for use at the Annual Meeting if a shareholder is unable to attend in person or is able to attend but does not wish to vote in person. Shareholders should specify their choices with regard to each proposal on the enclosed proxy card. All properly executed and dated proxy cards delivered by shareholders to the Company in time to be voted at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given. If no specific instructions are given, the shares represented by a signed and dated proxy card will be voted “FOR” the election of the three named director nominees named in Proposal 1 and will not be voted on Proposal 2.

The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission (the “SEC”), the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals presented by shareholders for consideration at the Annual Meeting that were submitted to the Company after December 30, 2003. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director in place of a nominee named in Item 1 on the Proxy Card who is unable to serve or for good cause will not serve as a director, and upon matters incident to the conduct of the Annual Meeting.

The giving of a proxy does not affect the right to vote in person should the shareholder attend the Annual Meeting. Any shareholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Company at PTEK Holdings, Inc., c/o Secretary, 3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326, by executing and delivering a proxy card bearing a later date to the Secretary; or by voting in person at the Annual Meeting. If a shareholder will not be attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

In addition to soliciting proxies directly, the Company has requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. The Company also may solicit proxies through its directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to such persons. All expenses incurred in connection with the solicitation of proxies will be borne by the Company. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $6,500 plus expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth to the best of the Company’s knowledge certain information as of April 12, 2004 regarding the beneficial ownership of the Company’s voting stock by:

•	each person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•	each current director and each nominee for director of the Company;

•	each Named Executive Officer of the Company (as defined later in this proxy statement under “Executive Compensation”); and

•	all of the Company’s current executive officers, directors and each person nominated to become a director as a group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Percent of Common Stock Owned
Boland T. Jones	4,626,988	(2)	8.0
Mellon Financial Corporation	4,835,056	(3)	8.4
Wells Fargo and Company	3,077,318	(4)	5.3
Raymond H. Pirtle, Jr.	167,787	(5)	*
Jeffrey A. Allred	1,334,763	(6)	2.3
Jeffrey T. Arnold	141,000	(7)	*
Jeffrey M. Cunningham	150,000	(8)	*
J. Walker Smith, Jr.	101,000	(9)	*
John R. Harris	33,333	(10)	*
Wilkie S. Colyer	43,333	(11)	*
Theodore P. Schrafft	137,839	(12)	*
Travis Lee Provow	— 0 —		*
William E. Franklin	80,791	(13)	*
Richard J. Buyens	1,000	(14)	*
Patrick G. Jones	162,167	(15)	*
All current executive officers and directors as a group (11 persons)	6,739,376	(16)	11.7

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of the Company’s Common Stock subject to warrants or options that are currently exercisable or exercisable within 60 days of April 12, 2004 are deemed to be outstanding and to be beneficially owned by the person holding such warrants or options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes 3,131,432 shares held of record by Mr. Jones, 4,966 shares held in the Company’s 401(k) Plan for the benefit of Mr. Jones, 590 shares held of record by Mr. Jones’ wife for which Mr. Jones holds the right to vote pursuant to an irrevocable proxy granted by Mrs. Jones to Mr. Jones, 50,000 shares held in a family trust, and 1,440,000 shares held by Seven Gables Partnership, L.P., a limited partnership whose general partner is Seven Gables Management Company, LLC, a limited liability company whose sole members are Mr. and Mrs. Jones. Does not include 450 shares held of record by Mr. Jones’ wife, as custodian for the benefit of two unrelated minor children under the Uniform Gifts to Minors Act, or 55,427 shares held in a trust as to which shares Mr. Jones disclaims beneficial ownership. The address of Mr. Jones is 3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326.

(3)	This information is based solely on Schedule 13G filed by Mellon Financial Corporation (“Mellon”) on February 4, 2004. Such Schedule 13G states that Mellon has sole voting power over 4,754,696 shares of Common Stock, sole dispositive power over 4,733,896 shares of Common Stock, and shared voting and dispositive power over 53,160 shares of Common Stock. Such Schedule 13G also states that Mellon is a holding company and all of the securities are beneficially owned by Mellon and by its direct or indirect subsidiaries listed on Exhibit I to Schedule 13G in their fiduciary capacities. No individual account holds an interest of 5% or more in the Common Stock. The address of Mellon is One Mellon Center, Pittsburg, Pennsylvania 15258.
(4)	This information is based solely on Schedule 13G filed jointly by Wells Fargo and Company (“Wells Fargo”) and Wells Capital Management Incorporated (“Wells Capital”) on January 26, 2004. Such Schedule 13G states that Wells Fargo and Wells Capital have sole voting power over 2,892,600 shares and sole dispositive power over 2,901,775 shares of Common Stock, and Wells Fargo has shared voting and dispositive power over 175,543 shares of Common Stock. Such Schedule 13G also states that (i) Wells Fargo is a holding company whose address is 420 Montgomery Street, San Francisco, California 94104, (ii) Wells Capital Management Incorporated is a subsidiary of Wells Fargo and a registered investment advisor whose address is 525 Market Street, 10th Floor, San Francisco, California 94104, and (iii) Wells Fargo Investments, LLC (“Wells Investments”) is a subsidiary of Wells Fargo, a registered investment advisor and a broker dealer. According to the Schedule 13G, Wells Capital and Wells Investments acquired the shares of Common Stock reported on by Wells Fargo.
(5)	Includes 16,000 shares held of record by Mr. Pirtle, 50,000 shares held in an individual retirement account for the benefit of Mr. Pirtle and 1,787 shares issuable upon conversion of $59,000 of the 5 3/4% Convertible Subordinated Notes of PTEK due July 2004 which are convertible into Common Stock at a conversion price of $33.00 per share held in an individual retirement account for the benefit of Mr. Pirtle. Also includes 100,000 shares subject to warrants or options currently exercisable or exercisable within 60 days.
(6)	Includes 1,220,090 shares held of record by Mr. Allred, 100,000 shares held in an individual retirement account for the benefit of Mr. Allred, 4,946 shares held in the Company’s 401(k) Plan for the benefit of Mr. Allred and 9,727 shares held under the Company’s Associate Stock Purchase Plan. Does not include 30,000 shares held in a charitable foundation trust as to which Mr. Allred disclaims beneficial ownership.
(7)	Includes 41,000 shares held of record by Mr. Arnold and 100,000 shares subject to options or warrants currently exercisable or exercisable within 60 days.
(8)	Includes 50,000 shares held of record by Mr. Cunningham and 100,000 shares subject to options or warrants currently exercisable or exercisable within 60 days.
(9)	Includes 1,000 shares held of record by Mr. Smith and 100,000 shares subject to options or warrants currently exercisable or exercisable within 60 days.
(10)	Includes 33,333 shares subject to options or warrants currently exercisable or exercisable within 60 days by Mr. Harris.
(11)	Includes 10,000 shares held of record by Mr. Colyer and 33,333 shares subject to options or warrants currently exercisable within 60 days.
(12)	Includes 16,206 shares held of record by Mr. Schrafft, 4,966 shares held in the Company’s 401(k) Plan for the benefit of Mr. Schrafft and 116,667 shares subject to options or warrants currently exercisable or exercisable within 60 days.
(13)	Mr. Franklin resigned on March 15, 2004. Includes 80,791 shares subject to options or warrants currently exercisable within 60 days.
(14)	Mr. Buyens resigned in August 2003.
(15)	Mr. Patrick Jones retired in September 2003. Includes 157,476 shares held outright and 4,691 shares held in the Company’s 401(k) Plan for the benefit of Mr. Jones.
(16)	Includes 586,666 shares subject to options or warrants currently exercisable or exercisable within 60 days and 1,787 shares issuable upon conversion of $59,000 of the 5 ¾% Convertible Subordinated Notes of PTEK due 2004 at $33.00 per share.

One share of Preferred Stock is held of record by SunTrust Bank, Atlanta, who serves as the voting trustee for the Preferred Stock. This share of Preferred Stock was issued for the benefit of the former shareholders of Voice-Tel of Canada Ltd. and related entities that were acquired on April 30, 1997 who received nonvoting Exchangeable Shares of our subsidiary Voice-Tel of Canada Ltd. All but two of such shareholders have since exchanged these shares for shares of the Company’s Common Stock. The following table also sets forth to the best of the Company’s knowledge certain information as of April 12, 2004 regarding the beneficial ownership of the Company’s Preferred Stock. The Preferred Stock votes only with the Common Stock and does not have any right to vote as a class, except as may be required by law.

Name of Beneficial Owner	Series B Voting Preferred Stock Beneficially Owned		Percent of Series B Voting Stock Owned
Brooks Equipment Limited	0.42500	(1)	47.20
Patrick Haney	0.47550	(1)	52.80

(1)	The Preferred Stock is only entitled to vote with the Company’s Common Stock, having a current total of 90,100 votes, of which 42,500 votes are directed by Brooks Equipment Limited and 47,550 are directed by Mr. Haney.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), the number of directors of the Company may not be less than three nor more than ten, with the precise number to be determined by resolution of the Company’s Board of Directors from time to time. Currently, the Board of Directors comprises eight directors. The Board of Directors is divided into three classes, with two directors in Class I and three directors in each of Class II and III. The directors in each class are elected by the shareholders for a term of three years and until their successors are elected and qualified or until such directors’ death, resignation or removal. The term of office of one of the classes of directors expires each year at the Annual Meeting of Shareholders, and a new class of directors is elected by the shareholders each year at that time. An increase in the size of the Board requires the term of the director elected by the Board of Directors to fill the vacancy to expire at the next annual meeting of shareholders.

In order to accommodate the Board of Directors’ desire to increase its size, Wilkie S. Colyer was elected by the Board of Directors as a Class II director on March 15, 2004. Prior to his election, the Board increased the number of directors of the Company from seven to eight, pursuant to the Company’s Bylaws.

At the Annual Meeting, the term of Class II director, Wilkie S. Colyer, and the terms of two Class I directors, Jeffrey A. Allred and J. Walker Smith, Jr., will expire. In accordance with the unanimous recommendation of those directors who are independent under the listing standards of the Nasdaq National Market (“Nasdaq”), the Board of Directors has nominated Wilkie S. Colyer to stand for reelection as a Class II director and Jeffrey A. Allred and J. Walker Smith, Jr. to stand for reelection as Class I directors at the Annual Meeting of Shareholders.

If reelected by the shareholders, the Class II nominee will serve a one-year term that will expire at the 2005 Annual Meeting and the Class I nominees will serve three-year terms that will expire at the 2007 Annual Meeting. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located and nominated by resolution of the Board of Directors, or by resolution provide for a lesser number of directors.

The Board of Directors unanimously recommends that shareholders vote “FOR” the proposal to reelect Wilkie S. Colyer as a Class II director of the Company for a one-year term expiring at the 2005 Annual Meeting of Shareholders and reelect Jeffrey A. Allred and J. Walker Smith, Jr. as Class I directors of the Company for three-year terms expiring at the 2007 Annual Meeting of Shareholders.

Information Regarding Nominees and Continuing Directors and Executive Officers

The following table sets forth certain information regarding the three nominees for director, the five incumbent directors whose terms as directors will continue following the Annual Meeting, and the Company’s current executive officers.

Class II Director Nominated To Serve Until the 2005 Annual Meeting of Shareholders

Wilkie S. Colyer

Mr. Colyer, age 54, has been a director of the Company since March 2004. Mr. Colyer has served as a principal and partner in The Breckenridge Group, Inc., an Atlanta- based investment banking firm, since 1988. Prior to this time, he was First Vice President of the Corporate Finance Department with Robinson-Humphrey Company, Inc. and Vice President of The Citizens and Southern National Bank.

Class I Directors Nominated To Serve Until the 2007 Annual Meeting of Shareholders

Jeffrey A. Allred

Mr. Allred, age 50, has been a director of the Company since May 1998 and has served as President and Chief Operating Officer of the Company since January 1999. Mr. Allred served as Executive Vice President of Strategic Development of the Company from August 1997 until January 1999.

J. Walker Smith, Jr.

Mr. Smith, age 48, has been a director of the Company since June 2001. He has served as President of Yankelovich Partners, a market research company specializing in database marketing services and consumer lifestyles consulting, since May 1999, and previously served as Managing Partner and Head of Yankelovich Monitor from September 1995 until May 1999, and as Senior Vice President and Managing Partner of Yanklelovich’s Atlanta, Georgia office from 1991 until September 1995. Prior to that time, he was Director of Marketing Research of DowBrands from September 1987 until 1990. Mr. Smith is a director of Yankelovich Partners. He previously served as a director of Cyber Dialogue, as a member of the Board of Advisors of Screen4Me.com and was on the Board of Advisors of A.C. Nielsen Masters in Marketing Research Program.

Incumbent Class II Directors To Serve Until the 2005 Annual Meeting of Shareholders

Raymond H. Pirtle, Jr.

Mr. Pirtle, age 62, has been a director of the Company since June 1997. He is a founder and has served as Senior Managing Director of Avondale Partners, LLC, an independently-owned, Nashville-based financial services firm dedicated to equity research, investment banking activities and equity capital markets, since June 2001. Mr. Pirtle served as Managing Director and as a director of SunTrust Equitable Securities Corporation from February 1989 to June 2001. Prior to that time, he was a General Partner of J.C. Bradford & Co. from 1980 to 1989. Mr. Pirtle was previously a director and chairman of the compensation committee of Sirrom Capital Corporation, which was acquired by Finova Group.

Jeffrey M. Cunningham

Mr. Cunningham, age 51, has been a director of the Company since November 2000 and Vice Chairman since March 2002. Mr. Cunningham has served as Chairman and Chief Executive Officer of Navigator Holdings (f/k/a Federated Holdings), a private venture investment and business development consultant to the media and technology industry, since April 2001. From September 2000 to April 2001, Mr. Cunningham served as Managing Director of Schroders Ventures IFP Fund. From 1998 to May 2000, Mr. Cunningham was a President of CMGI, an Internet technology holding company. From 1980 to 1998, Mr. Cunningham was the Group Publisher of Forbes, Inc., publisher of Forbes Magazine. He also serves as a director of Countrywide Financial Services.

Incumbent Class III Directors To Serve Until the 2006 Annual Meeting of Shareholders

Boland T. Jones

Mr. Jones, age 44, a founder of the Company, has served as a director and Chief Executive Officer of the Company since its inception in July 1991. From February 1993 until August 1998, Mr. Jones served as President of the Company. Since September 1993, Mr. Jones has also served as the Chairman of the Board of Directors. From 1986 until founding the Company, Mr. Jones served as Chairman, Chief Executive Officer and President of American Network Exchange, a diversified transmission provider specializing in niche markets.

Jeffrey T. Arnold

Mr. Arnold, age 34, has been a director of the Company since April 1999. Mr. Arnold is the Chairman and Chief Executive Officer of The Convex Group, an Atlanta-based media and entertainment holding company that acquires and integrates unique assets to create new media networks. From November 1999 to October 2000, Mr. Arnold served as a director and Chief Executive Officer of WebMD Corporation (f/k/a Healtheon/WebMD Corporation). Prior to that time, he was Chairman of the Board and Chief Executive Officer of WebMD, Inc. from October 1996 until November 1999, and he served as President of WebMD, Inc. from October 1996 to September 1997. WebMD, Inc. was acquired by Healtheon Corporation in November 1999. Mr. Arnold is also a member of several private and charitable boards of directors.

John R. Harris

John R. Harris, age 55, has been a director of the Company since November 2003. Mr. Harris currently serves as Chief Executive Officer of Applied Graphics Technologies Inc., a digital content management company. From July 2002 to December 2003, he served as Chief Executive Officer and President of Delinea Corporation, an application and business process management company serving the energy industry. From August 2001 to July 2002, Mr. Harris served as Chief Executive Officer and President of Exolink. He was Chairman and Chief Executive Officer of Ztango, Inc. from 1999 to 2001. Prior to that time, he served in various senior executive positions with EDS Corporation. Mr. Harris serves on the board of directors of Applied Graphics Technologies and Ventiv Health, Inc. where he is a member of the Audit Committee. He was previously a director of Genuity, where he also was a member of the Audit Committee.

Incumbent Executive Officers

Boland T. Jones

Mr. Jones, age 44, a founder of the Company has served as a director and Chief Executive Officer of the Company since its inception in July 1991. Please refer to the additional information provided about Mr. Jones under “Incumbent Class III Directors To Serve Until the 2006 Annual Meeting of Shareholders” above.

Jeffrey A. Allred

Mr. Allred, age 50, has been a director of the Company since May 1998 and has served as President and Chief Operating Officer of the company since January 1999. Please refer to the additional information about Mr. Allred under “Class I Directors Nominated To Serve Until the 2007 Annual Meeting of Shareholders” above.

Theodore P. Schrafft

Mr. Schrafft, age 48, has served as President of the Company’s Premiere Conferencing business unit since January 2000, and from March 1999 until January 2000 Mr. Schrafft was Senior Vice President and General Manager of Premiere Conferencing. Mr. Schrafft served as President of the Company’s Voice and Data

Messaging Division from August 1998 to March 1999. From October 1997 until August 1998, Mr. Schrafft served as Vice President of Corporate Messaging for the Company. From June 1996 until October 1997, he served as President and Chief Operating Officer of VoiceCom Systems, Inc., an integrated messaging and 800-based services company which was acquired by the Company in October 1997. Mr. Schrafft served as President of EA Systems, a subsidiary of Digital Equipment Corporation, from 1992 to 1994, and prior to that time, he held various sales and marketing positions with Digital.

Travis Lee Provow

Mr. Provow, age 46, has served as President of the Company’s Xpedite business unit since August 2003. From November 2002 to August 2003, he was Chairman of the Executive Committee of Comdial Corporation, a converged voice and data communications services provider, and served as Chairman of the Board of Comdial from August 2003 to October 2002. From January 2002 to November 2002, Mr. Provow was President and Managing Director of Commonwealth Holdings, LLC, a private investment fund. From January 2000 to December 2001, he was President and Chief Executive Officer of Intelispan which was acquired by McLeod USA, and he had been a director of Intelispan since August 1988. From May 1998 to December 1999, Mr. Provow served as Chief Operating Officer of Slingshot Networks LLC which was acquired by Qwest Communications. Mr. Provow currently serves as a director of Comdial and Inksure Technologies Inc.

Michael E. Havener

Michael E. Havener, age 36, has served as Chief Financial Officer of the Company since March 2004, and since December 2002 he has served as Vice President of Finance and Administration of the Company’s Premiere Conferencing business unit. From March 2002 to December 2002, he was Vice President and Controller of Airgate PCS, Inc., a wireless service provider. Mr. Havener previously served as Corporate Controller of the Company from August 1998 until March 2002, and he served as Controller of the Company’s Voicecom business unit and as Manager of Strategic Development from August 1998 to March 2002.

Meetings	and Committees of the Board of Directors

The Board of Directors encourages all members of the Board of Directors to attend each annual meeting of shareholders of the Company, particularly those directors who are up for election at any such meeting. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. Two directors attended last year’s annual meeting.

The Board of Directors of the Company conducts its business through meetings and unanimous written consents and through committees of the Board. The Company has the following standing committees to which directors are appointed: the Audit Committee, the Compensation Committee and the Nominating Committee. During the fiscal year ended December 31, 2003, the Board of Directors held five meetings and the Board took action by unanimous written consent on five occasions. Each director of the Company attended at least 75 percent of all meetings of the full Board of Directors and each committee of the Board of which such director was a member. In addition, the independent members of the Board of Directors, as defined by the Nasdaq listing standards, will meet in executive session at least twice a year in conjunction with regularly scheduled Board meetings. The Board of Directors has affirmatively determined that Jeffrey T. Arnold, Raymond H. Pirtle, Jr., J. Walker Smith, Jr., John R. Harris and Wilkie S. Colyer are independent members of the Board of Directors under the Nasdaq listing standards.

The Audit Committee, which met five times in 2003 and took action by unanimous written consent three times, is responsible for appointing and overseeing the Company’s independent accountants; the annual audit of the Company’s financial statements, including pre-approving all audit and non-audit services; overseeing the Company’s internal accounting practices and policies; establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and approving and reviewing on an on-going basis all related-party transactions. A copy of the Amended and Restated Audit Committee Charter is attached as Appendix A to this Proxy Statement. The Audit Committee currently comprises John R. Harris (Chair), Raymond H. Pirtle, Jr., and Jeffrey T. Arnold. The Board of Directors has determined that Mr. Harris is an audit committee financial expert under the rules of the SEC and Nasdaq listing standards, and that Messrs. Pirtle, Arnold and Harris are “independent” for audit committee membership pursuant to SEC rules and Nasdaq listing standards. During 2003, the Audit Committee initially comprised Mr. Pirtle, Hermann Buerger and Randolph L. Booth. Mr. Arnold and George M. Miller, II joined the Audit Committee in April 2003, when Messrs. Buerger and Booth resigned from the Board of Directors. Mr. Harris joined the Audit Committee in November 2003, when Mr. Miller resigned from the Board, and was appointed Chairman in April 2004.

The 1995 Stock Plan Committee, the 1998 Stock Plan Committee and the 2000 Directors Stock Plan Committee administered the Company’s respective stock plans during 2003. In April 2004, the Board of Directors dissolved these committees, and the Company’s stock plans are now administered by the Compensation Committee. The 1995 Stock Plan Committee met one time in 2003 and took action by written consent one time. The 1998 Stock Plan Committee and the 2000 Directors Stock Plan Committee did not meet in 2003; however, the 1998 Stock Plan Committee took action by unanimous written consent four times and the 2000 Directors Stock Plan Committee took action by written consent two times in 2003. Each of these committees comprised Messrs. Smith and Pirtle. George M. Baker, Sr. was a member of each of these committees from January until April 2003 when he resigned from the Board of Directors.

The Compensation Committee, which met three times in 2003 and took action by unanimous written consent four times, is responsible for setting and approving the compensation of executive officers of the Company and administering all of the Company’s stock plans, including the 2004 Long-Term Incentive Plan if it is approved at this Annual Meeting of Shareholders. A copy of the Compensation Committee Charter is available on the Company’s website at www.ptek.com (follow the tab to “Corporate Governance”). The Compensation Committee currently comprises Wilkie S. Colyer (Chair) and John R. Harris. Messrs. Colyer and Harris joined the Compensation Committee in March and April 2004, respectively. At year-end 2003, the Compensation Committee comprised J. Walker Smith, Jr. (Chair), Raymond H. Pirtle, Jr. and Jeffrey M. Cunningham. Mr. Pirtle joined the Compensation Committee in April 2003 when Mr. Booth resigned from the Board of Directors. Mr. Booth was a member of the Compensation Committee from June 2002 until his resignation. In April 2003, Mr. Cunningham also joined the Compensation Committee and was a member until January 22, 2004. Messrs. Colyer and Harris, the current members of the Compensation Committee, are independent under the Nasdaq listing standards.

The Nominating Committee, which did not meet in 2003 and took action by unanimous written consent two times, is responsible for identifying individuals qualified to serve on the Board of Directors, consistent with criteria approved by the Board of Directors, and to recommend that the Board of Directors select a slate of director nominees for election by the shareholders of the Company at the annual meeting of shareholders. Currently, the Nominating Committee consists of Wilkie S. Colyer (Chair) and J. Walker Smith, Jr. The Nominating Committee operates under a written charter that is available on the Company’s website at www.ptek.com (follow the tab to “Corporate Governance”). Messrs. Colyer and Smith are independent under the Nasdaq listing standards.

The Nominating Committee recommends nominees for election to the Board based on a number of qualifications including, but not limited to, independence, character and integrity, financial literacy, level of education and business experience, sufficient time to devote to Board matters and a commitment to represent the long-term interests of the Company’s shareholders. The Nominating Committee identifies potential Company nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and shareholders as a source for potential Board candidates. The Nominating Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.

The Nominating Committee evaluates candidates to the Board by reviewing their biographical information and qualifications. If the Nominating Committee determines that a candidate is qualified to serve on the Board, such candidate is interviewed by at least one member of the Nominating Committee and the Chief Executive Officer. Members of the Board also have an opportunity to interview qualified candidates. The Nominating Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the Company nominate a candidate for approval by the shareholders to fill a directorship. With respect to an incumbent director whom the Nominating Committee is considering as a potential nominee for reelection, the Committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company in addition to such person’s biographical information and qualifications.

The Nominating Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of Nasdaq and reflects a variety of complementary experiences and backgrounds, particularly in the areas of management and leadership, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

The Strategic Planning Committee, which did not meet in 2003, was dissolved by the Board of Directors in April 2004. This committee was responsible for strategic planning, including evaluation of potential acquisitions, that was delegated to it by the Board of Directors and was comprised of Messrs. Boland T. Jones, Jeffrey A. Allred and Cunningham.

Shareholder Recommendations to the Nominating Committee and Shareholder Director Nominations

The Nominating Committee will consider written recommendations from shareholders for Company nominees to the Board. A shareholder who wishes to recommend a person to the Committee for nomination by the Company must submit a written notice by mail to the Nominating Committee at PTEK Holdings, Inc., c/o Secretary, 3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326. Such a written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting. Such a recommendation to the Committee should include (i) the candidate’s name, age, business addresses, and other contact information, (ii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the SEC, (iii) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected and (iv) the name and address of the shareholder(s) of record making such a recommendation.

In addition to the above procedures, the Company’s Amended and Restated Bylaws provides that a shareholder may propose a director candidate to be considered and voted on at an annual meeting of shareholders by providing notice thereof to the Company’s Secretary not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; however, information regarding such a director candidate need not be included in the Company’s proxy statement to shareholders for the annual meeting. This notice provided by a shareholder to the Company’s Secretary must set forth certain information relating to the proposed nominee as required by the Company’s Amended and Restated Bylaws.

The Nominating Committee has not received any nominee recommendations from any of the Company’s shareholders in connection with the 2004 Annual Meeting.

Shareholder Communications with the Board of Directors

The Board of Directors accepts communications sent to the Board of Directors (or to specified individual directors) by shareholders of the Company. Shareholders may communicate with the Board of Directors (or with specified individual directors) by writing to the Company at PTEK Holdings, Inc., c/o Secretary, 3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326. All written communications received in such manner from shareholders of the Company shall be forwarded promptly to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication shall be forwarded promptly to all members of the Board of Directors.

Directors’ Compensation

Directors are reimbursed for reasonable expenses incurred by them in connection with their attendance at Board meetings, and outside directors receive a base retainer of $20,000 per Board year, which increases to $40,000 per Board year if an outside director attends all Board meetings and all of his Board committee meetings during such Board year. The Chair of the Audit Committee receives an additional retainer of $10,000 and each member of the Audit Committee receives an additional retainer of $5,000 per Board year. The Chair of each other standing committee of the Board receives an additional retainer of $5,000 per Board year; provided, that if a director is the Chair of more than one other standing committee, that director receives a total additional retainer of $5,000 for the Board year.

The Company generally grants an option to purchase 100,000 shares of Common Stock at an exercise price equal to the fair market value of the shares of Common Stock on the date of grant to each new director upon their initial appointment or election to the Board of Directors. Generally, one-third of these options vest and become exercisable on the date of each of the annual meetings of shareholders of the Company subsequent to the director’s initial election, provided that the director is a member of the Board on those dates, and subject to acceleration upon a change of control in the Company, as such term is defined in the respective stock option agreements.

In April 2004, the Board of Directors approved additional grants to be made to non-employee directors who have served at least a three-year term as a director of the Company. The Company will grant an option to purchase 33,333 shares of Common Stock at an exercise price equal to the fair market value of the shares of Common Stock on the date of grant to each such director upon each annual meeting of shareholders of the Company during such director’s continued service on the Board. These options will fully vest and become exercisable on the date of the annual meeting of shareholders of the Company subsequent to the date of grant, provided that the director is a member of the Board on those dates, and subject to acceleration upon a change of control in the Company, as such term is defined in the respective stock option agreements.

In March 2002, the Board of Directors approved an arrangement with Jeffrey M. Cunningham pursuant to which he became Vice Chairman, a non-employee position, and in such position he provides certain services to the Company. In connection therewith, the Company granted to Mr. Cunningham an option to purchase 200,000 shares of the Company’s Common Stock, and the Company agreed to pay Mr. Cunningham a maximum of $200,000 in cash compensation, payable $10,000 per month for the first twelve months and up to $80,000 in the event certain revenue targets are achieved. Mr. Cunningham received a total of $30,000 in 2003 under the monthly payment arrangement. See “Certain Transactions.”

PROPOSAL 2

APPROVAL OF 2004 LONG-TERM INCENTIVE PLAN

On April 27, 2004, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the PTEK Holdings, Inc. 2004 Long-Term Incentive Plan. The plan will become effective as of the date it is approved by the shareholders. The Board of Directors has determined that it is in the best interests of the Company and its shareholders to adopt the plan.

The Board has reserved 4,000,000 shares of common stock for issuance upon the grant or exercise of awards pursuant to the plan. As of March 31, 2004, there were approximately 1,963 of the Company’s employees, officers and directors eligible to participate in the plan.

The Company also maintains the PTEK Holdings, Inc. 1994 Stock Option Plan, the PTEK Holdings, Inc. 1995 Stock Plan, the PTEK Holdings, Inc. 1998 Stock Plan and the PTEK Holdings, Inc. 2000 Directors Stock Plan, under which stock options and other awards with respect to an aggregate of approximately 5,330,424 shares of the Company’s common stock were outstanding as of April 20, 2004. As of April 20, 2004, there were 2,863,006, 525,635 and 1,200,000 shares, respectively, remaining available for grant under the Company’s 1995 Stock Plan, 1998 Stock Plan and 2000 Directors Stock Plan. However, if the shareholders approve the 2004 Long-Term Incentive Plan, all future grants will be made from the 2004 Long-Term Incentive Plan, the 1995 Stock Plan or the 2000 Directors Stock Plan, and the Company will not grant any additional awards under the 1998 Stock Plan. Therefore, approval of the 2004 Long-Term Incentive Plan will represent a net addition of approximately 3,475,000 shares authorized for grant under all stock-based plans of the Company.

The shares available under the 1998 Stock Plan will be substantially depleted with the Company’s annual grants made in 2004. The Company has generally made grants under the 1998 Stock Plan to its non-executive officer employees. The availability of additional options and other awards for future grants will provide the Company with greater ability to attract and retain employees by offering competitive compensation packages.

The Board of Directors recommends a vote FOR the approval of the 2004 Long-Term Incentive Plan.

A summary of the plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Appendix B.

Summary of the Plan

Purpose.    The purpose of the plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.    The plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of common stock,

•	stock appreciation rights,

•	restricted stock,

•	restricted stock units,

•	performance awards payable in stock or cash,

•	dividend equivalents, and

•	other stock-based awards.

Shares Available for Awards.    Subject to adjustment as provided in the plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the plan is 4,000,000, of which not more than 50% may be granted in the form of “full value” awards payable in stock, such as awards of restricted or unrestricted stock, restricted stock units payable in stock or performance awards payable in stock. Except for shares retained to satisfy tax withholding obligations, only shares actually issued under the plan count against the total number of shares available under the plan.

Limitations on Awards.    The maximum number of shares of common stock that may be covered by options and stock appreciation rights granted under the plan to any one person during any one calendar year is 1,000,000. The maximum fair market value (measured as of the grant date) of any awards other than options or stock appreciations that may be granted to any one person (less any consideration paid by the person for such award) during any one calendar year is $8,000,000.

Administration.    The plan is administered by the Compensation Committee of the Board of Directors. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and make all other decisions and determinations that may be required under the plan. The Board of Directors may at any time administer the plan. If it does so, it will have all the powers of the Compensation Committee under the plan.

Stock Options.    The Committee is authorized to grant incentive stock options or nonstatutory stock options under the plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

Stock Appreciation Rights.    The Committee may also grant stock appreciation rights. These provide the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right as determined by the Committee, which will not be less than the fair market value of one share of common stock on the grant date.

Restricted Stock Awards.    The Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Restricted Stock Unit Awards.    The Committee may also make awards of restricted stock units to a participant, which will be subject to such restrictions on transferability and other restrictions as the Committee may impose. Upon lapse of such restrictions, shares of common stock will be issued to the participant in settlement of the restricted stock units.

Performance Awards.    The Committee may grant performance awards that are designated in cash (performance units) or in shares of common stock (performance shares). The Committee will have the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards in its discretion which, depending on the extent to which they are met, will determine the number and value of performance awards that will be paid to the participant.

Dividend Equivalents.    The Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the shares of common stock subject to an award, as determined by the Committee.

Other Stock-Based Awards.    The Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock as deemed by the Committee to be consistent with the purposes of the plan, including, without limitation, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, and awards valued by reference to book value of shares of common stock or the value of securities of or the performance of specified parents or subsidiaries. The Committee will determine the terms and conditions of any such awards.

Performance Goals.    The Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, affiliate, department or function within the company or an affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT (earnings before interest and taxes), EBITDA (EBIT before depreciation and amortization), earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends)

•	Return on equity

•	Return on assets

•	Return on investment

•	Market share

•	Expenses (expense management, expense ratio or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

The Committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries.    No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Committee may permit other transfers where the Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events.    Unless otherwise provided in an award certificate, if a participant’s service terminates by reason of death or disability, all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully vested and exercisable, all restrictions on his or her outstanding awards will lapse, and any performance-based criteria with respect to his or her awards shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of such termination. In addition, the Committee may in its discretion accelerate awards for any other reason in its discretion. The Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments.    In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan will be adjusted proportionately, and the Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the plan, but if an amendment to the plan would materially increase the number of shares of stock issuable under the plan, expand the types of awards provided under the plan, materially expand the class of participants eligible to participate in the plan, materially extend the term of the plan or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board of Directors or the Committee may condition any amendment on the approval the shareholders for any other reason. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareholders.

Certain Federal Tax Effects

Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.    A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code Section 83(b)”) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon issuance of shares of common stock in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted. When the participant receives payment of cash or shares under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Benefits to Named Executive Officers and Others

As of April 27, 2004, no awards had been granted under the 2004 Long-Term Incentive Plan. All awards under the plan will be made at the discretion of the Compensation Committee or under delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the plan had been in effect.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned during the last three fiscal years by the Company’s Chief Executive Officer and its six most highly compensated other executive officers, four of whom were serving as executive officers at December 31, 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name And Principal Position	Year	Salary ($)	Bonus $	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(2)	Securities Underlying Options (#)	All Other Compensation ($)(3)
Boland T. Jones	2003	$868,219	$810,337	$243,697	— 0 —	— 0 —	$33,264
Chief Executive Officer and	2002	750,000	96,000	1,118,141	— 0 —	— 0 —	33,264
Chairman of the Board of	2001	787,500	826,875	6,194,371	$2,307,733	— 0 —	32,542
Directors

Jeffrey A. Allred	2003	$578,813	$540,225	$126,493	— 0 —	— 0 —	$9,002
President and Chief Operating	2002	500,000	72,000	478,647	— 0 —	— 0 —	8,570
Officer and Director	2001	525,000	551,250	3,009,043	$3,737,530	— 0 —	7,701

William E. Franklin (4)	2003	$225,000	$76,250	— 0 —	— 0 —	14,125	$8,410
Former Executive Vice	2002	242,173	50,000	— 0 —	— 0 —	— 0 —	7,875
President and Chief Financial Officer	2001	147,500	52,400	— 0 —	$128,250	— 0 —	5,353

Theodore P. Schrafft	2003	$331,713	$92,497	— 0 —	— 0 —	350,000	$6,812
President, Premiere	2002	306,000	45,000	— 0 —	— 0 —	— 0 —	6,763
Conferencing Business Unit	2001	293,870	166,821	— 0 —	$288,507	— 0 —	5,831

Travis Lee Provow (5)	2003	$145,833	$50,000	— 0 —	— 0 —	475,000	$5,945
President, Xpedite Systems
Business Unit

Buyens, Richard J. (6)	2003	$215,385	$394,073	— 0 —	— 0 —	— 0 —	$872
Former President of Global	2002	350,000	165,600	— 0 —	— 0 —	250,000	2,055
Services	2001	121,154	138,307	— 0 —	$2,850	500,000	1,525

Patrick G. Jones (7)	2003	$325,583	$269,204	— 0 —	— 0 —	— 0 —	$30,616
Former Executive Vice	2002	393,750	13,475	— 0 —	— 0 —	— 0 —	36,520
President, Chief Legal Officer and Secretary	2001	393,750	515,227	— 0 —	$430,853	— 0 —	35,620

(1)	Other Annual Compensation for the Named Executive Officers include the following: (i) for Mr. Boland Jones, various perquisites, including personal use of Company aircraft ($16,705 in 2003, $82,952 in 2002, $97,635 in 2001) and professional fees for tax and estate planning ($16,593 in 2003, $50,384 in 2002, $54,137 in 2001), and forgiveness of certain tax loans ($181,301 in 2003, $956,821 in 2002, $6,015,116 in 2001) and (ii) for Mr. Allred, forgiveness of certain tax loans ($90,695 in 2003, $478,647 in 2002, $3,009,042 in 2001. With respect to Messrs. Franklin, Schrafft, Provow, Buyens and Patrick Jones, the table excludes perquisites and other personal benefits the dollar value of which, in the aggregate, was less than the lesser of $50,000 or 10% of the executive’s salary and bonus with respect to the applicable year.
(2)

The restricted stock issued in 2001 to Named Executive Officers was subject to varying vesting schedules, as follows: (i) for Mr. Boland Jones, 276,841 shares vested on the day after grant, 480,000 shares will vest on January 1, 2005, subject to accelerated vesting upon a change in control of the Company or termination of Mr. Jones’ employment without cause; (ii) for Mr. Allred, 569,623 shares vested on the day after grant; 26,667 shares vested on February 18, 2002; 280,000 shares will vest on January 1, 2005, subject to accelerated vesting based upon a change in control of the Company or termination of Mr. Allred’s employment without cause; and 30,000 shares vest each quarter beginning March 31, 2002 through December 31, 2004, subject to accelerated vesting based upon a change in control of the Company or termination of Mr. Allred’s employment without cause (iii) for Mr. Franklin, 45,000 shares vested on the day after grant; (iv) for Mr. Schrafft, 77,206 shares vested on the day after grant; and 10,000 shares vested on each of January 7, 2002 and 2003; (v) for Mr. Buyens, 1,000 shares vested on the day after grant; and (vi) for Mr. Patrick Jones, 98,678 shares vested on the day after grant; 13,333 shares vested on January 2, 2002; 10,000 shares vested on February 18, 2002; and 13,334 shares vested on January 2, 2003. As of December 31, 2003, (i) Mr. Boland Jones held a total of 756,841 shares of restricted stock having an aggregate value of $6,667,769; (ii) Mr. Allred held a total of 1,206,290 shares of restricted stock having an aggregate value of $10,627,415; (iii) Mr. Schrafft held a total of 13,706 shares having an aggregate value of $120,750; (iv) Mr. Buyens held a total of 1,000 shares having an aggregate value of $8,810; and (v) Mr. Patrick Jones held a total of 115,345 shares having an aggregate value of $1,016,189. Under the terms of their respective restricted stock award agreements and except as noted above, the Named Executive Officer must remain employed with the Company for the duration of the restriction period in order to receive dividends and exercise voting privileges on such restricted shares. The restricted shares are not transferable during the restriction period.

(3)	For 2003, All Other Compensation for the Named Executive Officers consisted of the following: (i) for Mr. Boland Jones, $6,000 in matching contributions to the Company’s 401(k) plan, $26,724 representing the premiums paid by the Company in excess of the benefit component for a split dollar life insurance benefit plan for Mr. Boland Jones and $540 in premiums on other term life insurance; (ii) for Mr. Allred, $6,000 in matching contributions to the Company’s 401(k) plan and $3,002 in premiums on other term life insurance; (iii) for Mr. Franklin, $6,000 in matching contributions to the Company’s 401(k) plan and $2,410 in premiums on other term life insurance; (iv) for Mr. Schrafft, $6,000 in matching contributions to the Company’s 401(k) plan and $812 in premiums on other term life insurance; (v) for Mr. Provow, $4,078 in matching contributions to the Company’s 401(k) plan and $1,867 in premiums on other term life insurance; for Mr. Buyens, $872 in premiums on other term life insurance; and (vii) for Mr. Patrick Jones, $26,500 representing the premiums paid by the Company in excess of the benefit component for a split dollar life insurance benefit plan for Mr. Patrick Jones and $4,116 in premiums on other term life insurance.
(4)	Mr. Franklin resigned on March 15, 2004.
(5)	Mr. Provow joined the Company as an executive officer in August 2003.
(6)	Mr. Buyens resigned in August 2003. Mr. Buyens’ bonus figure for 2003 includes (i) $139,650 for bonuses earned during the first two quarters of 2003 prior to his resignation date; and (ii) $254,423 paid after August 14, 2003 pursuant to a separation agreement entered into with Mr. Buyens in connection with his resignation as President, Global Services (for more information, see “Executive Compensation— Employment Agreements” for Mr. Buyens).
(7)	Mr. Patrick Jones retired from the Company in September 2003. He also served as Chief Financial Officer of the Company from January 2000 to October 2001. Mr. Jones’ bonus figure for 2003 includes (i) $86,166 for bonuses earned during the first three quarters of 2003 prior to his retirement date; and (ii) $183,038 paid after September 30, 2003 pursuant to a separation agreement entered into with Mr. Jones in connection with his retirement as Executive Vice President, Chief Legal Officer and Secretary (for more information, see “Executive Compensation—Employment Agreements” for Mr. Jones).

Employment Agreements

The Company or its subsidiaries have entered into employment agreements or employment letters with the following Named Executive Officers, which in 2003 provided as follows:

Boland T. Jones.    Pursuant to the terms of his employment agreement, Mr. Jones’ base salary for 2003 was $868,219. At the beginning of each calendar year, he is entitled to an increase in base salary equal to five percent of the previous years base salary. He is also entitled to any additional compensation provided for by resolution of the Compensation Committee of the Board of Directors. In addition to his base salary, Mr. Jones is entitled under his employment agreement to earn an annual bonus based on the Company achieving its quarterly and annual targets for revenue and EBITDA. Mr. Jones’ target bonus for each calendar year is equal to 100% of his base salary for such year, subject to a sliding scale, with 80% of the target bonus allocated to achievement of cumulative quarterly targets (20% per quarter) and 20% allocated to achievement of annual targets. His bonus is based two-thirds on achievement of EBITDA targets and one-third on achievement of revenue targets. The maximum amount of Mr. Jones’ bonus is 150% of his target bonus. In 2002, Mr. Jones agreed to reduce his base salary from $826,875 to $750,000 and to reduce his target bonus from $826,875 to $200,000 in exchange for a grant of 156,125 shares of common stock of the Company in November 2001. Mr. Jones received a $810,337 cash bonus for 2003 based on the achievement of quarterly and annual targets.

The term of Mr. Jones’ employment agreement expires on January 1, 2005. Thereafter, it renews automatically for successive one-year terms unless either party elects not to renew at least 30 days prior to expiration of the term. Mr. Jones’ employment agreement provides that he will not compete with the Company during the term of his employment and for one year thereafter. The Company may terminate Mr. Jones’ employment only for cause (as defined in his employment agreement). Notwithstanding such provision, if the Company terminates his employment for any reason, either (1) before a change in control of the Company (as defined in his employment agreement) or (2) after the 24-month period following a change in control, or if the Company terminates his employment for cause during such 24-month period following a change in control, Mr. Jones will be entitled to severance compensation equal to 2.99 times the greater of (a) the sum of his annual base salary in effect at the date of his termination plus his target bonus for the year in which his termination occurs, and (b) the sum of the highest annual base salary and annual cash bonus paid to him for any of the three calendar years prior to the date of termination. In addition, if, during the 24-month period following a change in control of the Company, Mr. Jones’ employment is terminated by him or the Company for any reason other than cause, then Mr. Jones will be entitled to severance compensation payable in a lump sum amount discounted to present value as though paid in 12 equal monthly installments.

Under the terms of his then effective employment agreement, in November 1995, Mr. Jones was granted options to acquire 1,440,000 shares of Common Stock. That employment agreement also set forth the terms of certain other stock options granted to him, and permitted him to borrow funds from the Company for the exercise of all such options and the payment of related taxes. All of these options have been exercised.

Jeffrey A. Allred.    Pursuant to the terms of his employment agreement, Mr. Allred’s base salary for 2003 was $578,813. At the beginning of each calendar year, he is entitled to an increase in base salary equal to five percent of the previous years base salary. He is also entitled to any additional compensation provided for by resolution of the Compensation Committee of the Board of Directors. In addition to his base salary, Mr. Allred is entitled under his employment agreement to earn an annual bonus based on the Company achieving its quarterly and annual targets for revenue and EBITDA. Mr. Allred’s target bonus for each calendar year is equal to 100% of his base salary for such year, subject to a sliding scale, with 80% of the target bonus allocated to achievement of cumulative quarterly targets (20% per quarter) and 20% allocated to achievement of annual targets. His bonus is based two-thirds on achievement of EBITDA targets and one-third on achievement of revenue targets. The maximum amount of Mr. Allred’s bonus is 150% of his target bonus. In 2002, Mr. Allred agreed to reduce his base salary from $551,250 to $500,000 and to reduce his target bonus from $551,250 to $150,000 in exchange for a grant of 100,750 shares of common stock of the Company in November 2001. Mr. Allred received a $540,225 cash bonus for 2003 based on the achievement of quarterly and annual targets.

The term of Mr. Allred’s employment agreement expires on January 1, 2005. Thereafter, it renews automatically for successive one-year terms unless either party elects not to renew at least 30 days prior to expiration of the term. Mr. Allred’s employment agreement provides that he will not compete with the Company during the term of his employment and for one year thereafter. The Company may terminate Mr. Allred’s employment only for cause (as defined in his employment agreement). Notwithstanding such provision, if the Company terminates his employment without cause, either (1) before a change in control of the Company (as defined in his employment agreement) or (2) after the 24-month period following a change in control, Mr. Allred will be entitled to severance compensation equal to 2.99 times the greater of (a) the sum of his annual base salary in effect at the date of his termination plus his target bonus for the year in which his termination occurs, and (b) the sum of the highest annual base salary and annual cash bonus paid to him for any of the three calendar years prior to the date of termination. In addition, if, during the 24-month period following a change in control of the Company, Mr. Allred’s employment is terminated by him or the Company for any reason other than cause, then Mr. Allred will be entitled to severance compensation payable in a lump sum amount discounted to present value as though paid in 12 equal monthly installments.

As a material inducement to his employment by the Company, in July 1997, Mr. Allred was granted options to acquire 450,000 shares of Common Stock. All of these options were exchanged for shares of restricted stock pursuant to the restricted stock exchange program in 2001.

William E. Franklin.    On March 15, 2004, Mr. Franklin resigned from the Company as Chief Financial Officer. Pursuant to the terms of his employment letter, Mr. Franklin’s base salary for 2003 was $225,000. Mr. Franklin was eligible to receive an annual cash bonus up to 50% of his base salary based on the achievement of quarterly and annual targets for revenue and EBITDA of the Company and Xpedite. In January 2003, Mr. Franklin agreed to reduce his base salary from $250,000 to $225,000 in exchange for a grant of 14,125 options. Mr. Franklin received a $76,250 cash bonus for 2003 based on the achievement of quarterly and annual targets.

Pursuant to the terms of his employment letter, if Mr. Franklin’s employment was terminated without cause (as defined in his employment letter) either before a change in control of the Company (as defined in his employment letter where the Company is not the surviving entity) or more than 12 months after such a change in control, Mr. Franklin was entitled to severance compensation equal to his base annual salary in effect on the date of termination. In addition, if during the 12-month period following a change in control of the Company, if Mr. Franklin terminated his employment due to a significant change in title, powers, duties or responsibilities, he was entitled to separation compensation equal to his base annual salary in effect on the date of termination.

As a material inducement to his employment as Chief Financial Officer, in October 2001, Mr. Franklin was granted options to acquire 75,000 shares of Common Stock.

Theodore P. Schrafft.    Pursuant to the terms of his employment agreement with Premiere Conferencing, Mr. Schrafft’s base salary for 2003 was $331,713. At the beginning of each year of his employment agreement term, Mr. Schrafft is entitled to an increase in base salary equal to five percent of the previous years base salary. In addition to his base salary, Mr. Schrafft is eligible to receive an annual bonus up to 50% of his base annual salary, based on the achievement of quarterly and annual targets for revenue and EBITDA of Premiere Conferencing. In 2002, Mr. Schrafft agreed to reduce his target bonus by $74,000 in exchange for a grant of 14,750 shares of common stock of the Company in November 2001. Mr. Schrafft received a $92,497 cash bonus for 2003 based on the achievement of quarterly and annual targets.

The term of Mr. Schrafft’s employment agreement expires on December 31, 2006. Thereafter, it renews automatically for successive one-year terms unless either party elects not to renew at least 90 days prior to expiration of the term. At the beginning of each calendar year, he is entitled to an increase in base salary equal to five percent of the previous years base salary. Mr. Schrafft’s employment agreement provides that he will not compete with Premiere Conferencing during the term of his employment and for one year thereafter. Premiere Conferencing may terminate Mr. Schrafft’s employment only for cause (as defined in his employment agreement). If his employment is terminated without cause either before a change in control of Premiere Conferencing (as defined in his employment agreement) or more than 24 months after such a change in control, Mr. Schrafft will be entitled to severance compensation equal to two times his base annual salary in effect on the date of termination; provided, however, that the expiration date of his employment agreement is less than 12 months after the termination date, the severance compensation will be a pro rata portion for such period. In addition, if, during the 24-month period following a change in control of Premiere Conferencing, Mr. Schrafft’s employment is terminated by him with adequate justification (as defined in this employment agreement) or by Premiere Conferencing for any reason other than cause, then Mr. Schrafft is entitled to severance compensation equal to two times his base annual salary in effect on the date of termination.

Travis Lee Provow.    Pursuant to the terms of his employment agreement with Xpedite, Mr. Provow’s base salary for 2003 was $350,000. In addition to his base salary, Mr. Provow is eligible to receive an annual bonus up to 50% of his base salary, based on the achievement of quarterly and annual targets for revenue, EBITDA, capital expenditures of Xpedite and any other individual achievement criteria as determined by the Chief Executive Officer, subject to a sliding scale, with 80% of the target bonus allocated to achievement of cumulative quarterly targets (20% per quarter) and 20% allocated to achievement of annual targets. Mr. Provow received a $50,000 discretionary cash bonus for 2003. As a material inducement to his employment by the Company, in August 2003, Mr. Provow was granted options to acquire 475,000 shares of Common Stock.

The term of Mr. Provow’s employment agreement expires on July 31, 2006. Mr. Provow’s employment agreement provides that he will not compete with Xpedite during the term of his employment and for one year thereafter. Xpedite may terminate Mr. Provow’s employment only for cause. If his employment is terminated without cause (as defined in his employment agreement) either before a change in control of the Company (as defined in his employment agreement) or more than 12 months after such a change in control, Mr. Provow will be entitled to severance compensation equal to his base annual salary in effect on the date of termination. In addition, if, during the 12-month period following a change in control of Xpedite, Mr. Provow’s employment is terminated by Xpedite for any reason other than cause, then Mr. Provow is entitled to severance compensation equal to two times his base annual salary in effect on the date of termination.

Richard J. Buyens.    On August 14, 2003, Mr. Buyens resigned from the Company as President, Global Services. Pursuant to the terms of his separation agreement with the Company, Mr. Buyens will receive $735,000 over the 12-month period beginning on his separation date. In addition, 250,000 of unvested stock options immediately vested on his separation date. All other unvested options were cancelled. Mr. Buyens separation agreement provides that he will not compete with the Company for one year after his resignation date.

Pursuant to the terms of his employment letter, Mr. Buyens was eligible for targeted aggregate cash compensation of $700,000 for each full calendar year of employment based on achievement of a Board approved plan and individually assigned management objectives, and he had the opportunity to earn up to an aggregate cash compensation of $875,000 per annum upon the over-achievement of all plan objectives. His arrangement provided for: (1) the payment of 50% of targeted compensation as base salary, (2) the payment of up to 50% of targeted compensation as targeted bonus compensation, and (3) the payment of up to an additional 25% of targeted compensation as incentive bonus. Mr. Buyens’ bonus plan allocated 80% of his target to achievement of cumulative quarterly targets (20% per quarter) and 20% allocated to the achievement of annual targets. His bonus was based two-thirds on achievement of EBITDA targets and one-third on achievement of revenue targets. In 2003, Mr. Buyens’ received a $139,650 cash bonus based on the achievement of quarterly targets for revenue and EBITDA of the Company. Mr. Buyens’ employment letter also provided that he would be granted options to purchase at least 750,000 shares of Common Stock. He was granted options to purchase 500,000 shares of Common Stock in August 2001 and 250,000 shares in January 2002.

Pursuant to his employment letter, the term of Mr. Buyens’ employment would have expired on January 1, 2005. Thereafter, it would have renewed automatically for successive one-year terms unless either party elected not to renew at least 30 days prior to expiration of the term. The Company could have terminated Mr. Buyens only for cause (as defined in his employment letter). If the Company had terminated Mr. Buyens employment without cause, he was entitled to severance compensation equal to one times the greater of (1) his targeted compensation for the year in which such termination occurs or (2) the highest amount of actual cash compensation (base salary and bonus) paid to him during the two years prior to the one in which he was terminated. If, during the two-year period following a change in control of the Company (as defined by his employment letter), Mr. Buyens’ employment is terminated by him or the Company for any reason other than cause, then Mr. Buyens was entitled to severance compensation equal to two times the greater of (1) his targeted compensation for the year in which the change in control occurs or (2) the highest actual cash compensation (base salary and bonus) paid to him for any of the two years preceding the year in which the change in control occurs.

Patrick G. Jones.    On September 30, 2003, Mr. Jones retired from the Company as Executive Vice President, Chief Legal Officer and Corporate Secretary. Pursuant to the terms of his separation agreement with the Company, Mr. Jones will receive $651,165 over the 12-month period beginning the day after his separation date, any earned bonus and group life, health, medical, dental and disability benefits for an 18-month period. In addition, his split dollar life insurance policy remains in effect, with the Company paying premiums for an 18-month period.

Pursuant to the terms of his employment agreement, Mr. Jones’ base salary for 2003 was $434,110. At the beginning of each calendar year, he was entitled to an increase in base salary equal to five percent of the previous years base salary. In 2003, Mr. Jones was eligible to receive bonus compensation up to 50% of his base salary based on the achievement of quarterly and annual targets for revenue and EBITDA of the Company. In 2002, Mr. Jones agreed to reduce his base salary from $413,438 to $393,750 and to reduce his target bonus from $206,719 to $49,000 in exchange for a grant of 39,345 shares of common stock of the Company in November 2001. Through September 2003, Mr. Jones’ earned $325,583 in base salary, and he received a $86,166 cash bonus based on the achievement of quarterly targets for revenue and EBITDA of the Company.

The term of Mr. Jones’ employment agreement would have expired on January 1, 2005. Thereafter, it would have renewed automatically for successive one-year terms unless either party elected not to renew at least 30 days prior to expiration of the term. Mr. Jones’ employment agreement provided that he will not compete with the Company during the term of his employment and for one year thereafter. The Company could terminate Mr. Jones’ employment only for cause (as defined in his employment agreement). Notwithstanding such provision, if his employment terminated without cause, Mr. Jones was entitled to severance compensation equal to two and one-half times his base annual salary plus target bonus in effect on the date of termination. In addition, if, during the two-year period following a change in control of the Company (as defined in his employment agreement), Mr. Jones’ employment terminated by him or the Company for any reason other than cause, then Mr. Jones was entitled to severance compensation equal to two and one-half times his base annual salary plus target bonus in effect on the date of termination.

As a material inducement to his employment by the Company, in November 1995, Mr. Jones was granted options to acquire 240,000 shares of Common Stock. Mr. Jones’ employment agreement permitted him to borrow funds from the Company for the exercise of such options.

Option Grants in 2003

The following table provides information with regard to stock option grants to the Named Executive Officers during 2003.

	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees In Fiscal Year(%)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Terms(2)
Name					5%($)	10%($)
Boland T. Jones	—	—	—	—	—	—
Jeffrey A. Allred	—	—	—	—	—	—
William E. Franklin (3)	14,125.05%		$3.84	12/31/04	$5,560	$11,390
Theodore P. Schrafft (4)	350,000	12.94%	$5.04	05/30/11	$883,054	$2,130,419
Travis Lee Provow (5)	475,000	17.56%	$6.13	08/01/11	$1,509,837	$3,661,299
Patrick G. Jones	—	—	—	—	—	—
Richard J. Buyens	—	—	—	—	—	—

(1)	All options have an exercise price equal to the market value of the underlying Common Stock on the date of grant.
(2)	Amounts reported in these columns represent hypothetical amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation of the price of the Common Stock from the date of grant to the current date.
(3)	Mr. Franklin’s options vested 100% on December 31, 2003.
(4)	Mr. Schrafft’s options vest one-third on each of May 30, 2004, 2005 and 2006, subject to accelerated vesting of all or a portion of the options upon a change in control of the Company or termination of Mr. Schrafft’s employment without cause.
(5)	Mr. Provow’s options vest one-third on each of August 1, 2004, 2005 and 2006, subject to accelerated vesting of all or a portion of the options upon a change in control of the Company or termination of Mr. Provow’s employment without cause.

Option Exercises in 2003 and Year-End Option Values

The following table sets forth information regarding (a) the number of shares of Common Stock received upon exercise of options by the Named Executive Officers during 2003, (b) the net value realized upon such exercise, (c) the number of unexercised options held at December 31, 2003 and (d) the aggregate dollar value of unexercised options held at December 31, 2003.

	Shares Acquired On Exercise #	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY End(#)		Value of Unexercised In-The-Money Options At FY-End($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Boland T. Jones	— 0 —	— 0 —	— 0 —	— 0 —	— 0 —	— 0 —
Jeffrey A. Allred	— 0 —	— 0 —	— 0 —	— 0 —	— 0 —	— 0 —
William E. Franklin	83,334	$471,995	64,125	66,666	$360,701	$387,329
Theodore P. Schrafft	— 0 —	— 0 —	— 0 —	350,000	— 0 —	$1,319,500
Travis Lee Provow	— 0 —	— 0 —	— 0 —	475,000	— 0 —	$1,273,000
Richard J. Buyens	499,999	$1,611,380	— 0 —	— 0 —	— 0 —	— 0 —
Patrick G. Jones	193,000	$872,360	— 0 —	— 0 —	— 0 —	— 0 —

(1)	These values have been calculated by subtracting the option exercise price from the market price of the Common Stock on The Nasdaq Stock Market’s National Market on December 31, 2003, and multiplying that figure by the total number of exercisable/unexercisable options.

Indemnification Agreements

In addition to any other indemnity to which a director or Named Executive Officer may be entitled under the Georgia Business Corporation Code or any Bylaw, resolution or agreement, the Company has entered into separate indemnification agreements with each of its directors and Named Executive Officers. The Company has agreed to hold harmless and indemnify each director and Named Executive Officer against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by the director or Named Executive Officer in connection with any threatened, pending or completed action, suit or proceeding to which the director or Named Executive Officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the director or Named Executive Officer is, was, or at any time becomes a director, officer, employee or agent of the Company. However, the Company shall not pay any indemnity with respect to any proceeding in which the director or Named Executive Officer is adjudged, by final judgment not subject to further appeal, liable to the Company or is subjected to injunctive relief in favor of the Company (i) for any appropriation, in violation of the director’s or Named Executive Officer’s duties, of any business opportunity of the Company, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director or Named Executive Officer received an improper personal benefit, and (iv) in the case of directors, for unlawful corporate distributions. In addition, the Company shall not pay any indemnity with respect to any suit in which final judgment is rendered against the director or Named Executive Officer for an accounting of profits made from the purchase or sale of securities of the Company.

No amendment to the Articles of Incorporation or Bylaws of the Company or any other corporate action shall in any way limit any director’s or Named Executive Officer’s rights under his respective indemnification agreement. The Company believes that the above protections are necessary in order to attract and retain qualified persons as directors and officers.

In addition, the Company agreed to maintain an insurance policy covering directors and Named Executive Officers under which the insurer agrees to pay, subject to certain exclusions, certain claims made against the directors and Named Executive Officers of the Company in their capacities as directors and Named Executive Officers.

Equity	Compensation Plan Information

The following table gives information as of December 31, 2003 about the Common Stock that may be issued under all of the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options. Footnote (3) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon the exercise of those assumed options as of December 31, 2003, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans approved by shareholders (1)	2,528,980	$5.426	5,072,515
Equity Compensation Plans not approved by shareholders (2)	3,886,069	$5.654	858,966
Total	6,415,049	$5.564	5,931,481

(1)	Includes options issued and shares available for issuance under the Company’s 1995 Stock Plan, the 2000 Directors Stock Plan and the Associate Stock Purchase Plan. The Associate Stock Purchase Plan was terminated on January 14, 2003, and no additional shares will be issued under that Plan.

(2)	Includes options issued and shares available for issuance under the Company’s 1998 Stock Plan and individual stock option awards granted to (i) certain former employees upon hire, and (ii) certain former employees in connection with the Company’s acquisition of Voice-Tel Enterprises, Inc.
(3)	This table does not include information for the following equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally established those plans: Xpedite Systems, Inc. 1993 Incentive Stock Option Plan, Xpedite System, Inc. 1996 Incentive Stock Plan, Xpedite Systems, Inc. Non-Employee Directors’ Warrant Plan, and Intellivoice Communications, Inc. 1995 Incentive Stock Option Plan. As of December 31, 2003, a total of 204,706 shares of the Company’s common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $11.555 per share. No additional options may be granted under those assumed plans.

Description of Plans and Individual Awards Not Approved by Shareholders

The Company’s 1998 Stock Plan provides for the issuance of nonqualified stock options, restricted stock and stock appreciation rights to employees and consultants of the Company. The Company generally does not grant executive officer awards under the 1998 Stock Plan. A total of 8,000,000 shares of stock have been reserved for awards under the 1998 Plan, of which only 525,635 shares remain available for grant as of April 20, 2004. The terms of options granted under the 1998 Stock Plan during 2003 were established by the 1998 Stock Plan Committee, and after April 2004, will be administered by the Compensation Committee, which is made up of at least two outside non-employee directors appointed from time to time by the Board of Directors. If the 2004 Long-Term Incentive Plan is adopted at the annual meeting of shareholders, the Company will not grant any additional awards under the 1998 Stock Plan.

Individual stock option awards granted to former employees in connection with the acquisition of Voice-Tel Enterprises, Inc. consist of the following outstanding options: 15,000 shares with an exercise price of $5.50 that terminate on April 30, 2005, 125,000 shares with an exercise price of $5.50 that terminate on April 30, 2005, 15,000 options with an exercise price of $25.875 that terminate on May 2, 2005, 32,500 shares with an exercise price of $5.50 that terminate on April 30, 2003, and 200,000 shares with an exercise price of $10.25 that terminate on April 30, 2005.

Individual stock option awards granted to a former employee upon hire consists of one outstanding option for 100,000 shares with an exercise price of $8.00 per share that was repriced to $0.35 per share and terminate on July 1, 2006.

The following Report of the Compensation Committee, the 1995 Stock Plan Committee and the 1998 Stock Plan Committee, the Report of the Audit Committee, and the Stock Performance Graph do not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these Reports or the Stock Performance Graph by reference in any of those filings.

REPORT OF THE COMPENSATION COMMITTEE,

THE 1995 STOCK PLAN COMMITTEE AND

THE 1998 STOCK PLAN COMMITTEE

OF THE BOARD OF DIRECTORS

Introduction

The Compensation Committee is responsible for setting and approving the compensation arrangements for the Company’s executive officers. The 1995 Stock Plan Committee and the 1998 Stock Plan Committee (collectively, the “Stock Plan Committees”) are responsible for determining and administering option grants to executive officers and other employees under the 1995 Stock Plan and the 1998 Stock Plan, respectively. At year-end 2003, the Compensation Committee and the 1995 Stock Plan Committee each comprised Messrs. Smith (Chair) and Pirtle. From January to April 2003, the members of the Compensation Committee were Mr. Smith and Randolph L. Booth. In April, when Mr. Booth resigned from the Board, and for the remainder of 2003, the members of the Compensation Committee were Messrs. Smith, Pirtle and Cunningham. From January to April 2003, the members of the Stock Plan Committees were Messrs. Smith and Baker. Mr. Pirtle joined the Compensation Committee and the Stock Plan Committees in April 2003 when Messrs. Booth and Baker resigned from the Board of Directors. Mr. Cunningham resigned from the Compensation Committee in January 2004. The Compensation Committee is currently comprised of Messrs. Colyer (Chair) and Harris. The Board of Directors dissolved the 1995 Stock Plan Committee and the 1998 Stock Plan Committee in April 2004, and the Compensation Committee will now administer all of the Company’s stock plans. See “Meetings and Committees of the Board” above.

The Company’s executive compensation policy, as implemented by the Compensation Committee and the Stock Plan Committees, is designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, experience and talents required to promote the short- and long-term financial performance and growth of the Company.

Generally, in establishing levels of compensation for executive officers, the Compensation Committee and the Stock Plan Committees consider all factors they deem appropriate, which may include, among others:

•	level and scope of responsibilities;

•	pay levels of executive officers in comparable companies;

•	experience, achievements and special expertise;

•	achievement of specific business initiatives;

•	appropriate inducements to initial and continued employment;

•	the Company’s recent financial results compared to financial results for prior years and compared to the Company’s business plan; and

•	alignment of the interests of executive officers with those of shareholders through award opportunities that can result in ownership of Common Stock.

While some or all of these factors may be considered in a given circumstance, all compensation decisions involve subjectivity.

The Company has or had an employment agreement or employment letter with the following Named Executive Officers—Boland T. Jones, Jeffrey A. Allred, William E. Franklin, Theodore P. Schrafft, Travis Lee Provow, Richard J. Buyens and Patrick G. Jones. These employment agreements or letters contain the general terms of each such executive officer’s employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers’ ability to receive additional compensation from the Company, whether in the form of base salary, bonus, stock options or otherwise. The Company also had separation agreements with Messrs. Buyens and Jones which describe the compensation and benefits to which each are entitled in connection with their separation. See “Employment Agreements” above.

The total compensation of the executive officers of the Company can be divided into three components: base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the considerations underlying each component of compensation.

Base Salaries

The base salaries of the executive officers are initially determined pursuant to their employment agreements and employment letters, which generally provide for an automatic five percent increase each year. The employment agreements for the Named Executive Officers provide for such increases. Initial salary levels are determined based on the factors discussed above and the recommendations of the Chief Executive Officer for salaries other than his own; however, the Compensation Committee retains the discretion to increase the initial salary levels. The Compensation Committee periodically evaluates the salaries of the executive officers based upon the level and scope of the responsibilities of the office, prior experience and achievements, the importance of each executive’s contributions to the Company and the pay levels of similarly positioned executive officers in comparable companies, based upon industry, market capitalization, revenue, earnings and growth.

Annual Incentive Compensation

The Company’s executive officers are eligible to receive cash bonus awards. The key components in determining the amount of such awards include the individual growth and success of the Company as measured by revenue growth, cash flows and other financial performance goals, including EBITDA, as well as the financial performance of the Company in the context of the overall industry and economic environment. The judgment of the Compensation Committee, and of the Chief Executive Officer in the case of executive officers other than himself, as to the impact of the individual on the financial performance of the Company are also considered.

Long-Term Incentive Compensation

Grants of stock options and restricted stock to executive officers are generally made under the 1995 Stock Plan administered by the 1995 Stock Plan Committee. The 1998 Stock Plan Committee made a material inducement grant to an executive officer during 2003 under the 1998 Stock Plan. The Stock Plan Committees believe that it is desirable to increase management’s equity ownership in the Company in order to focus management’s effort and commitment to build profitability and shareholder value, and that the grant of stock options and restricted stock has been a particularly important component of its success in attracting and retaining talented management employees. The Stock Plan Committees believe that stock options and restricted stock give the executive officers greater incentives to operate the Company in a manner that benefits the financial interests of the shareholders both on a long-term and short-term basis.

In determining the number of option shares and shares of restricted stock to grant executive officers, the Stock Plan Committees consider on a subjective basis the same factors as the Compensation Committee does in determining the other components of compensation, with no single factor accorded special weight. The recommendation of the Chief Executive Officer is important in determining awards to persons other than himself.

Messrs. Schrafft and Franklin were granted stock options under the 1995 Stock Plan in connection with their employment in 2003 and Mr. Provow was granted stock options under the 1998 Stock Plan as a material inducement to his employment with the Company. No awards of restricted stock or options were made to any other Named Executive Officer in 2003.

Loan Forgiveness

As described in the report of the Compensation Committee in the Company’s 2002 Proxy Statement, the Company made certain loans to Messrs. Boland Jones and Allred to cover the tax liability associated with equity grants made in prior years. Those loans were later forgiven, and the Company made additional payments to the executives to cover the taxes related to such forgiveness of debt. A portion of that forgiveness of debt is reflected in the Summary Compensation Table as Other Annual Compensation received in 2003. The Company is obligated, pursuant to extensions of credit agreed to by the issuer prior to July 30, 2002, to make additional loans to pay taxes associated with the future vesting of the restricted shares under the same terms as the existing loans, but the dollar amount of such loans will be based on the fair market value of the Company Common Stock on the vesting date and cannot be calculated at this time. The Company had a legal commitment to make such loans evidenced by restricted stock agreements and board and committee resolutions before July 30, 2002, without the Company having discretion or a termination right with respect to these obligations. The obligations are subject only to a pre-determined vesting schedule and relate solely to taxes payable on a finite number of shares issued in 2001. These existing obligations have not been modified or extended in any way. See “Executive Compensation and Certain Transactions.”

Policy on Deductibility of Compensation

Code Section 162(m) disallows the deduction for certain annual compensation in excess of $1,000,000 paid to certain executive officers of the Company, unless the compensation qualifies as “performance-based” as defined in Code Section 162(m) and applicable regulations. The 1995 Stock Plan and the 1998 Stock Plan permit the grant of stock options and other awards that are fully deductible under Code Section 162(m). All stock options that have been granted under the 1995 Stock Plan and the 1998 Stock Plan are fully deductible, but restricted stock awards that have been granted under the 1995 Plan are subject to the Code Section 162(m) deduction limitation. The Compensation Committee and the Stock Plan Committees intend to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent.

Chief Executive Officer Compensation

Pursuant to his employment agreement, Mr. Boland Jones’ base salary in 2003 was $868,219 with a target annual bonus opportunity equal to 100% of his base salary, based on the Company achieving its quarterly and annual targets for revenue and EBITDA. In 2002, Mr. Jones agreed to reduce his base salary from $826,875 to $750,000, and to reduce his target bonus from $826,875 to $200,000, in exchange for a grant of 156,125 shares of common stock of the Company in November 2001. The target annual bonus in 2003 was subject to a sliding scale, with 80% of the target bonus allocated to achievement of cumulative quarterly targets (20% per quarter) and 20% allocated to achievement of annual targets. Mr. Jones’ 2003 bonus was based two-thirds on achievement of EBITDA targets and one-third on achievement of revenue targets. He received a $810,337 cash bonus for 2003 based on the achievement of quarterly and annual targets for EBITDA and revenue. No awards of restricted stock or options were made to Mr. Jones in 2003.

The foregoing report has been submitted by the following former members of the Compensation Committee, 1995 Stock Plan Committee and 1998 Stock Plan Committee who participated in the deliberations described above:

Compensation Committee	1995 Stock Plan Committee (Dissolved April 2004)	1998 Stock Plan Committee (Dissolved April 2004)

J. Walker Smith, Jr., Chair	J. Walker Smith, Jr., Chair	J. Walker Smith, Jr., Chair
(Member until April 2004)	Raymond H. Pirtle, Jr.	Raymond H. Pirtle, Jr.
Raymond H. Pirtle, Jr. (Member until April 2004)
Jeffrey M. Cunningham (Member from April 2003–January 2004)

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Company’s Amended and Restated Audit Committee Charter specifies the scope of the Audit Committee’s oversight role and how it carries out its activities. The Company’s management has primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee oversees these processes and annually appoints the Company’s independent auditors for the coming year.

The Audit Committee has reviewed and discussed the Company’s December 31, 2003 audited financial statements with management and with Deloitte & Touche LLP, the Company’s independent auditors. The Audit Committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

The Audit Committee also has received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered and determined that the provision of non-audit services to the Company is compatible with the independence of Deloitte & Touche LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the December 31, 2003 audited financial statements be included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 that was filed with the SEC.

The foregoing report has been submitted by the following current and former members of the Audit Committee who participated in the deliberations discussed above:

John R. Harris, Chair

(Member from November 2003 and Chair from April 2004)

Raymond H. Pirtle, Jr.

Jeffrey T. Arnold

STOCK PERFORMANCE GRAPH

The following graph shows the cumulative total shareholder return on the Company’s Common Stock, the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500”), and a self-determined peer group (the “Peer Group”) for the period beginning December 31, 1998 and ending December 31, 2003. The graph assumes an investment in the Company’s Common Stock, the S&P 500 and the Peer Group of $100 on December 31, 1998, and that all dividends were reinvested. Total return calculations were prepared by the Center for Research in Securities Prices, The University of Chicago.

	12/31/98	12/31/99	12/31/00	12/29/01	12/31/02	12/31/03
PTEK Holdings, Inc.	100.00	94.82	19.50	46.10	59.66	119.46
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
Peer Group	100.00	221.05	102.85	65.64	41.26	62.15

The Peer Group consists of each of the companies in the “2002 Peer Group” included in the Company’s Proxy Statement for its 2003 Annual Meeting of Shareholders, other than one company, Latitude Communications, Inc. which was acquired by Cisco Systems, Inc. and data is no longer available, plus two new peer group companies, Genesys SA and WebEx Communications, Inc. The Peer Group includes the following companies: ACT Teleconferencing, Inc.; Captaris, Inc.; Critical Path, Inc.; EasyLink Services Corporation; J2 Global Communications, Inc.; West Corporation; Raindance Communications, Inc.; ClearOne Communications, Inc.; Genesys SA and WebEx Communications, Inc.

CERTAIN TRANSACTIONS

The Company has made loans to Boland T. Jones, which loans are secured by Company stock held directly by Mr. Jones and Company stock held by Seven Gables Partnership, L.P., a limited partnership whose general partner is Seven Gables Management Company, LLC, a limited liability company of which Mr. Jones and his wife are the sole members, and whose limited partner is a trust of which Mr. Jones was the grantor and his wife is the trustee. The loans were made pursuant to Mr. Jones’ then current employment agreement for the exercise price of certain stock options and the taxes related thereto. Each loan is evidenced by a recourse promissory note bearing interest at the applicable Federal rate and is secured by the Common Stock purchased. These loans mature between 2007 and 2010. No payments are due prior to the due date of each loan. The highest aggregate principal amount of the loans, including accrued interest, outstanding during 2003 was $5,343,447 on December 31, 2003 and the terms of these loans are as follows:

Name	Amount of Loan	Interest Rate	Due Date	Shares Pledged		Value of Collateral as of 12/31/03
Boland T. Jones	$1,405,602	6.31%	12/29/07	100,000		$881,000
	94,816	6.50%	12/15/09	24,000		211,4400
	3,044,414	5.96%	10/31/10	1,440,000		12,686,400
	304,549	5.96%	10/31/10	239,624		2,111,087
	343,408	4.94%	12/29/07	100,000	*	881,000	*
	21,047	4.94%	12/15/09	24,000	*	211,440	*
	81,227	5.43%	10/31/10	1,440,000	*	12,686,400	*
	48,384	5.43%	10/31/10	239,624	*	2,111,087	*

	$5,343,447					$15,889,927	*

*	Separate loans are secured by the same shares of Company Common Stock. The value of such shares is only included once to determine the total value of collateral.

As of March 31, 2004, the aggregate outstanding loan amount for Mr. Jones was $5,423,091.

On November 29, 2001, the Company offered a restricted stock exchange program to its employees and directors, whereby the Company offered to purchase certain outstanding stock options which had an exercise price of more than $3.00 per share in exchange for restricted shares of the Company’s Common Stock at an exchange ratio of one share of restricted stock in exchange for each 2.5 options surrendered. On December 28, 2001, the exchange offer was completed. The restricted shares generally are subject to the same vesting schedules as the tendered options. Four of the Company’s Named Executive Officers, Messrs. Boland Jones, Allred, Schrafft and Patrick Jones, and two of its directors, Messrs. Pirtle and Arnold, participated in the program. The Company agreed to lend its directors and executive officers upon request the amount of taxes due with respect to the shares of restricted stock granted, with each such loan evidenced by a 10-year recourse promissory note bearing interest at the applicable Federal rate, and secured by the restricted stock. This financing option was not extended to employees who were not directors or executive officers. The following executive officers and directors exchanged stock options for restricted shares of the Company’s common stock:

	Total Options Held Before Exchange	Number of Options Exchanged	Number of Shares Received in Exchange	% of Options Exchanged to Total Options Exchanged and of Shares Received to Total Shares Received in Exchange	Total Shares Held After Exchange (1)	% of Shares Received in the Exchange to Total Shares Held
Boland T. Jones	801,789	801,789 (100%)	320,716	13.34	4,627,606	6.9%
Jeffrey A. Allred	1,138,849	1,138,849 (100%)	455,540	18.94	1,375,198	33.1%
Theodore P. Schrafft	206,137	206,137 (100%)	82,456	3.43	110,842	74.4%
Patrick G. Jones	433,000	240,000 (55.4%)	96,000	3.99	189,689	50.6%
Raymond H. Pirtle, Jr.	210,000	110,000 (52.4%)	44,000	1.83	44,000	100.0%
Jeffrey T. Arnold	200,000	100,000 (50%)	40,000	1.66	41,000	97.6%

(1)	Based upon the information set forth in the Company’s Proxy Statement dated April 30, 2002, exclusive of (i) options that were then currently exercisable or exercisable within 60 days of the date thereof and (ii) shares issuable upon conversion of convertible notes held by Mr. Pirtle.

Also, in November 2001, Messrs. Boland Jones, Allred, Buyens, Patrick Jones and Schrafft were granted 156,125; 100,750; 1,000; 39,345; and 14,750 shares of restricted stock of the Company, respectively, which vested on November 28, 2001. In addition, in November 2001, Messrs. Boland Jones and Allred were granted 280,000 and 80,000 shares of restricted stock, respectively, that vest on January 1, 2005, subject to accelerated vesting in the event of a change in control or termination of their employment without cause. These shares were granted in replacement of stock options that the 1995 Stock Plan Committee had intended to grant to Messrs. Boland Jones and Allred in 2000, but were unable to do so due to certain annual grant limits in the 1995 Stock Plan. In November 2001, Mr. Allred was also granted 600,000 shares of restricted stock, of which 240,000 shares vested on November 28, 2001 and 30,000 shares vest per quarter starting on March 31, 2002 and ending on December 31, 2004, subject to accelerated vesting upon a change in control of the Company or termination of Mr. Allred’s employment without cause. The Company has agreed to lend to Messrs. Boland Jones, Allred, Buyens, Patrick Jones and Schrafft upon request the amount of taxes due with respect to the shares of restricted stock granted, with each such loan to be evidenced by a 10-year recourse promissory note bearing interest at the applicable Federal rate, and secured by the restricted stock.

The highest aggregate principal amount of all outstanding loans, including accrued interest, during 2003 to the Company’s directors and Named Executive Officers (greater than $60,000) related to taxes on restricted shares on December 31, 2003 and the material terms of such loans were:

Name	Amount of Loan	Interest Rate	Due Date	Shares Pledged	Value of Share Collateral as of 12/31/03
Boland T. Jones	$155,754	5.46%	1/3/12	320,716	$2,825,509
	233,439	5.46%	1/3/12	156,125	1,375,461

	$389,193				$4,200,970

Name	Amount of Loan	Interest Rate	Due Date	Shares Pledged		Value of Share Collateral as of 12/31/03

Jeffrey A. Allred	$150,642	5.46%	1/3/12	100,750		$887,608
	295,303	5.46%	1/3/12	455,540	*	4,013,307	*
	35,333	5.62%	4/12/12	455,540	*	4,013,307	*
	860,667	5.46%	1/3/12	570,000		5,021,700

	$1,341,945					$9,922,615

*	Separate loans are secured by the same shares of Company Common Stock. The value of such shares is only included once to determine the total value of collateral per Named Executive Officer.

As of March 31, 2004, the aggregate outstanding loan amount for Mr. Jones was $394,505 and for Mr. Allred was $1,360,149.

The following Named Executive Officers paid off their loans in their entirety: Mr. Franklin paid $66,123.13 on September 26, 2003, Mr. Schrafft paid $116,998.27 on September 26, 2003 and Mr. Patrick Jones paid off $207,235.48 on September 29, 2003.

The Company is obligated, pursuant to extensions of credit agreed to by the issuer prior to July 30, 2002, to make additional loans to pay taxes associated with the future vesting of the restricted shares described above under the same terms as the existing loans, but the dollar amount of such loans will be based on the fair market value of the Company Common Stock on the vesting date and cannot be calculated at this time. The Company had a legal commitment to make such loans evidenced by restricted stock agreements and board and committee resolutions before July 30, 2002, without the Company having discretion or a termination right with respect to these obligations. The obligations are subject only to a pre-determined vesting schedule and relate solely to taxes payable on a finite number of shares issued in 2001. These existing obligations have not been modified or extended in any way.

In March 2002, the Board of Directors approved an arrangement with Jeffrey M. Cunningham pursuant to which he became Vice Chairman, a non-employee position, and in such position he provides services to the Company with respect to customer development, business development and strategic planning. In connection therewith, the Company granted to Mr. Cunningham an option to purchase 200,000 shares of the Company’s Common Stock at an exercise price of $4.08, which was the fair market value of the Common Stock on the date of grant. These options vest and become exercisable five years after the date of grant provided that Mr. Cunningham is a member of the Board on that date, subject to accelerated vesting in the event certain revenue targets are achieved or in the event of a change in control of the Company. In addition, the Company agreed to pay Mr. Cunningham a maximum of $200,000 in cash compensation over the five-year term of the agreement, payable $10,000 per month for the first twelve months of the agreement and up to $80,000 at any time during the five-year term if certain revenue targets are achieved. Mr. Cunningham received a total of $30,000 in 2003 under the monthly payment arrangement. The agreement expires March 5, 2007 unless earlier terminated by the parties.

During 2002, a subsidiary of the Company leased the use of an airplane from Prado Aviation, LLC, a limited liability company that is owned 99% by Boland T. Jones and one percent by Premiere Communications, Inc., a subsidiary of the Company. In connection with this lease arrangement, the Company incurred costs of $932,644 in 2003 to maintain and operate the airplane. The terms of the lease arrangement were based on an informal review of rates for similar types of airplanes, and the Company believes that the rates it paid for the use of the airplane were comparable to what it would have received from an independent third party. In July 2003, the lease was terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003, J. Walker Smith, Jr. served on the Compensation Committee the entire year; Randolph L. Booth served from January until April; Raymond H. Pirtle, Jr. and Jeffrey M. Cunningham served from April through December. None of these directors has ever been an employee of the Company; however, Mr. Cunningham is Vice Chairman of the Company and receives certain compensation from the Company for services rendered by him. Mr. Cunningham resigned from the Committee in January 2004. See “Certain Transactions” and “Committees and Meetings of the Board of Directors—Compensation Committee” above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Company’s directors, all officers subject to the reporting requirements and each beneficial owner of more than ten percent of any class of the Company’s Common Stock satisfied all applicable filing requirements except for the following: Messrs. Franklin, Schrafft and Harris failed to timely file a Form 4 for the calendar year 2003 to report a grant of stock options exempt from Section 16. Each report has now been filed. The foregoing is based upon reports furnished to the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP served as independent public accountants for the Company until they resigned on May 5, 2003, at which time the Company engaged Deloitte & Touche LLP as its independent public accountants for the remainder of the year ended December 31, 2003. The decision to change accountants was recommended by the Audit Committee of the Company’s Board of Directors and approved by the Company’s Board of Directors. The audit report of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company as of December 31, 2002 that was included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audit for the year ended December 31, 2002, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make references to them in their report on the financial statements for that year. During the year ended December 31, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. PricewaterhouseCoopers LLP furnished a letter dated May 12, 2003 to the Company stating that it agreed with the Company’s disclosures made in a Current Report on Form 8-K which was filed with the SEC on May 12, 2003.

Prior to the engagement of Deloitte & Touche LLP as the Company’s independent public accountants on May 12, 2003, the Company did not consult with Deloitte & Touche LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and in no case was a written report provided to the Company nor was oral advice provided that the Company concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue, and (iii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Deloitte & Touche LLP served as independent public accountants for the Company for the fiscal year ended December 31, 2003. The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent public accountant for the audit of the Company’s annual financial statements for the year ending December 31, 2004.

AUDIT MATTERS

Audit Fees.    PricewaterhouseCoopers LLP billed the Company as follows for services related to Audits: for 2002, approximately $749,000 plus out of pocket expenses for auditing our annual financial statements for the year ended December 31, 2002, re-auditing our annual financial statements for the year ended December 31, 2000 due to the sale of our Voicecom operations, and reviewing the financial statements included in our Forms 10-Q; and for 2003, approximately $251,833 for reviewing our quarterly financial statements for the quarter ended March 31, 2003 included in our Form 10-Q, reviewing our Registration Statement on Form S-3 related to our 5% Convertible Notes due 2008, and the subsequent amendments on Form 10-K/A for the year ended December 31, 2002 and Form 10-Q/A for the quarter ended March 31, 2003 which was filed in response to comments received from the SEC related to our Form S-3 Registration Statement.

Deloitte & Touche LLP billed the Company approximately $625,947 for 2003 for auditing our annual financial statements for the year ended December 31, 2003 and reviewing the quarterly financial statements included in our Forms 10-Q; and billed approximately $31,200 for reviewing the financials included in our Registration Statement on Form S-3 related to our 5% Convertible Notes due 2008, and review of the annual and quarterly financial statements included in the subsequent amendments on Form 10-K/A for the year ended December 31, 2002 and Form 10-Q/A for the quarters ended March 31, June 30 and September 30, 2003 which were filed in response to comments received from the SEC related to our Form S-3 Registration Statement.

Audit-Related Fees.    PricewaterhouseCoopers LLP billed the Company approximately $504,000 for 2002 for audit-related services pertaining to certain of our subsidiaries, and did not perform any audit-related services for the Company in 2003. Deloitte & Touche LLP billed the Company approximately $38,057 for 2003 for auditing our pro forma financial statements related to our Form 8-K related to the closing of Xpedite’s MediaLinq acquisition.

Tax Fees.    PricewaterhouseCoopers LLP billed the Company approximately $840,000 for 2002 and approximately $510,047 for 2003 for various services related to tax preparation and consulting. Deloitte & Touche LLP billed the Company approximately $133,673 for 2003 for various services related to tax preparation and consulting.

All Other Fees.    PricewaterhouseCoopers LLP and Deloitte & Touche LLP did not bill the Company in 2002 or 2003 for any other services.

The Audit Committee pre-approved all audit-related and tax services in fiscal year 2003.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting via telephone conferencing and will be available to make a statement and respond to appropriate questions. Representatives of PricewatherhouseCoopers LLP are not expected to be present at the Annual Meeting.

CODE OF ETHICS

The Company has adopted a Code of Conduct and Ethics relating to its Chief Executive Officer, Chief Financial Officer and Controller and all other officers and employees. The Company’s Code of Conduct and Ethics will be available on its Internet website at www.ptek.com (follow the tab to “Corporate Governance”) by May 4, 2004. The Company intends to post amendments to or waivers from the code (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Controller) at this location on its website. A copy of the Company’s Code of Conduct and Ethics may be obtained without charge upon written request sent to the Company at PTEK Holdings, Inc., c/o Secretary, 3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326.

SHAREHOLDER PROPOSALS

Under Rule 14a-8(e) of the Securities Exchange Act of 1934 (the “Exchange Act”), proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company on or before January 5, 2005 to be eligible for inclusion in the Company’s Proxy Statement and Proxy related to that meeting. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the Proxy Statement and Proxy for the 2005 Annual Meeting of Shareholders.

The Company’s Bylaws provide that shareholders seeking to bring business before a meeting of shareholders must provide notice thereof not less than 120 nor more than 150 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting, and, in such notice, provide to the Company certain information relating to the proposal. Accordingly, notice of shareholder proposals will be considered untimely and not proper for action at the 2005 Annual Meeting if received by the Company before December 6, 2004 or after January 5, 2005.

For information regarding a shareholder’s submission of a director nominee candidate to the Nominating Committee or a shareholder’s director nomination for election at an annual meeting, see “Shareholder Recommendations to the Nominating Committee and Shareholder Director Nominations” above.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent in accordance with their judgment.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 including financial statements, exhibits and any amendments thereto, as filed with the SEC (the “2003 Form 10-K”), may be obtained without charge upon written request to: Secretary, PTEK Holdings, Inc., 3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326. The 2003 Form 10-K is also available on our website at www.ptek.com (follow the tab to “Investor Resources” to link to “SEC Filings”).

By Order of the Board of Directors

/s/ L. Scott Askins

L. Scott Askins

Secretary

Atlanta, Georgia

April 27, 2004

APPENDIX A

PTEK HOLDINGS, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I.    PURPOSE AND AUTHORITY

There shall be a committee of the Board of Directors (the “Board”) of PTEK Holdings, Inc. (the “Company”) to be known as the Audit Committee (the “Committee”). The primary function of the Committee is to assist the Board in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise:

1.	The integrity of the Company’s financial statements and other financial information, financial reporting process, internal controls and procedures for financial reporting, and disclosure controls and procedures.

2.	The Company’s auditing process, including all engagements of the Company’s independent auditors.

3.	The Company’s ethical and legal compliance related to accounting and auditing matters.

In furtherance of its purpose, the Committee shall strive to provide an open avenue of communication among the Company’s independent auditors, management and the Board. The Committee will further carry out its purpose by engaging in the activities enumerated in Section IV of this Charter.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and has the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide funding, as determined by the Committee, for payment of compensation to the Company’s independent auditors and to any advisers the Committee retains.

II.    MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board, and their duties and responsibilities as members of the Committee shall be in addition to their duties as members of the Board. Members of the Committee shall meet the following qualifications, or such other qualifications as may be imposed from time to time by the Board, by law or by the listing requirements of the Nasdaq Stock Market.

1.	Independence. Except under exceptional and limited circumstances permitted by the listing requirements of the Nasdaq Stock Market, the members of the Committee shall be independent directors. To be considered independent, each Committee member must meet the independence requirements for audit committee membership of the Nasdaq Stock Market, the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities and Exchange Commission (“SEC”).

2.	Financial Literacy. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member shall be an “audit committee financial expert” within the meaning of the rules of the SEC. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

III.    MEETINGS AND GOVERNANCE

1.	Meetings. The Committee shall meet at least four times each year and at such other times as may be necessary to fulfill its responsibilities. It will meet following the end of each fiscal quarter of the Company prior to the release of quarterly or annual earnings to review the financial results of the Company for the preceding fiscal quarter or the preceding fiscal year, as the case may be. Meetings may be called by the Chairman of the Committee or the Chairman of the Board. A majority of the members of the Committee will constitute a quorum, and a majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or video conference and may take action by written consent. The Committee will meet in executive sessions with the Company’s independent auditors and management as appropriate.

2.	Chair. The Board may designate a Chair of the Committee. The Chair will preside, when present, at all meetings of the Committee.

IV.    DUTIES, RESPONSIBILITIES AND ACTIVITIES

While the Committee has the duties and responsibilities set forth in this Charter, management has primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls, and the Company’s independent auditors are responsible for performing an annual audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles.

To fulfill its purpose, the Committee has the following duties and responsibilities and shall engage in the following activities:

1.	Review of Financial Statements, Reports and Charter. The Committee shall review the Company’s financial statements, reports and other financial information, in conjunction with the Company’s financial management and independent auditors, as appropriate. Such review shall include candid discussions of the quality—not merely the acceptability—of the Company’s accounting principles as applied in its financial reporting. Reviews shall generally occur prior to dissemination of the statement, report or other document to a third party or the public. Without limitation, the Committee shall review, to the extent it deems necessary or appropriate:

a.	The annual financial statements and other material financial content of the Company’s Annual Report to Shareholders and/or Annual Reports on Form 10-K, including any certification, report, opinion, attestation or review rendered by the independent auditors.

b.	Any quarterly or other interim financial statements and other material financial content of the Company’s Quarterly Reports on Form 10-Q, including any certification, report, opinion, or review rendered by the independent auditors.

c.	Any other material financial information, such as earnings releases or financial information and earnings guidance provided to analysts, lenders or rating agencies. In lieu of reviewing each such disclosure prior to release or dissemination, the Committee may discuss generally with management the types of information to be disclosed and the types of presentations to be made.

d.	Any material internal reports prepared by the Company’s independent auditors, internal auditors or management.

e.	The annual Report of the Committee for inclusion in the Company’s annual proxy statement.

f.	This Charter on an annual basis, or more frequently as circumstances dictate.

The Chair or another member of the Committee may represent the entire Committee for purposes of reviewing quarterly information and other material financial information, such as earnings releases, to the extent permissible under the listing requirements of the Nasdaq Stock Market and generally accepted auditing standards.

2.	Relationship with Independent Auditors and Internal Auditors. The Committee’s and the Board’s relationship with the Company’s independent auditors shall be governed by the following principles:

a.	The Committee shall be directly responsible for the appointment, compensation, retention and termination of the independent auditors and the independent auditors shall report directly to the Committee. The Committee shall have sole authority to determine the compensation to be paid to the independent auditors for any service. The Committee also shall be responsible for the oversight and evaluation of the work of the independent auditors, including resolution of disagreements between management and the independent auditors.

b.	The Committee shall pre-approve all audit and permitted non-audit services provided to the Company by the independent auditors. The Committee may delegate pre-approval authority to a member or members of the Committee or may adopt pre-approval policies and procedures, to the extent permitted by applicable laws. Any pre-approvals made pursuant to delegated authority or pre-approval policies and procedures must be presented to the full Committee at its next meeting.

c.	The Committee shall receive a report or report update from the independent auditors, within the time periods prescribed by the rules of the SEC, on: all critical accounting policies and practices of the Company; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and other material written communications between the independent auditors and management.

d.	The Committee shall receive a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company. The Committee shall engage the independent auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take appropriate action to oversee the independence of the independent auditors.

e.	The Committee shall oversee the hiring of personnel who have been employed by the Company’s independent auditors within the past three years.

f.	The Committee shall ensure the rotation of the audit partners as required by law.

g.	The Committee shall oversee the objectives, activities and staffing of the Company’s internal auditors, if any.

3.	Financial Reporting and Auditing Processes. The Committee’s and the Board’s relationship with the Company’s management, including its financial management, shall be governed by the following principles:

a.	The Committee shall oversee the integrity of the Company’s financial reporting process.

b.	The Committee shall discuss with the independent auditors and management the overall scope and plans for the annual audit.

c.	The Committee shall review with the independent auditors and management the adequacy and effectiveness of the Company’s internal controls and procedures for financial reporting, including management’s report on the adequacy or effectiveness of internal controls; disclosure controls and procedures; and the fullness and accuracy of the Company’s financial statements. The Committee shall consider the quality of presentation of, among other matters, critical accounting policies, off- balance sheet transactions and financial measures presented on a basis other than in accordance with generally accepted accounting principles.

d.	The Committee shall review the quality and appropriateness of the Company’s accounting principles and underlying estimates as applied in its financial reporting, including the independent auditors’ judgments concerning the foregoing.

e.	In consultation with the independent auditors and management, the Committee shall review any major changes or improvements to the Company’s financial and accounting principles and practices, internal controls and procedures for financial reporting and disclosure controls and procedures.

f.	The Committee may, as it deems necessary or advisable, discuss with management policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

1.	Ethical and Legal Compliance.

a.	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as soon as practicable, and in any event within the time periods prescribed by applicable laws, regulations or the listing requirements of the Nasdaq Stock Market.

b.	The Committee shall review and approve all related party transactions.

Approved: April 27, 2004.

APPENDIX B

PTEK HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN

PTEK HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN

ARTICLE 1	PURPOSE	B-1

1.1	General	B-1

ARTICLE 2	DEFINITIONS	B-1

2.1	Definitions	B-1

ARTICLE 3	EFFECTIVE TERM OF PLAN	B-5

3.1	Effective Date	B-5
3.2	Termination of Plan	B-5

ARTICLE 4	ADMINISTRATION	B-5

4.1	Committee	B-5
4.2	Actions and Interpretations by the Committee	B-5
4.3	Authority of Committee	B-5
4.4	Award Certificates	B-6

ARTICLE 5	SHARES SUBJECT TO THE PLAN	B-6

5.1	Number of Shares	B-6
5.2	Share Counting	B-7
5.3	Stock Distributed	B-7
5.4	Limitation on Awards	B-7

ARTICLE 6	ELIGIBILITY	B-7

6.1	General	B-7

ARTICLE 7	STOCK OPTIONS	B-7

7.1	General	B-7
7.2	Incentive Stock Options	B-8

ARTICLE 8	STOCK APPRECIATION RIGHTS	B-9

8.1	Grant of Stock Appreciation Rights	B-9

ARTICLE 9	PERFORMANCE AWARDS	B-9

9.1	Grant of Performance Awards	B-9
9.2	Performance Goals	B-9
9.3	Right to Payment	B-10
9.4	Other Terms	B-10

ARTICLE 10	RESTRICTED STOCK AND UNIT AWARDS	B-10
10.1	Grant of Restricted Stock and Restricted Stock Units	B-10
10.2	Issuance and Restrictions	B-10
10.3	Forfeiture	B-10
10.4	Delivery of Restricted Stock	B-10

ARTICLE 11	DIVIDEND EQUIVALENTS	B-11

11.1	Grant of Dividend Equivalents	B-11

ARTICLE 12	STOCK OR OTHER STOCK-BASED AWARDS	B-11

12.1	Grant of Stock or Other Stock-Based Awards	B-11

i

ARTICLE 13	PROVISIONS APPLICABLE TO AWARDS	B-11

13.1	Stand-Alone, Tandem, and Substitute Awards	B-11

13.2	Term of Awards	B-11

13.3	Form of Payment for Awards	B-11

13.4	Limits on Transfer	B-11

13.5	Beneficiaries	B-12

13.6	Stock Certificates	B-12

13.7	Acceleration upon Death or Disability	B-12

13.8	Acceleration for Any Other Reason	B-12

13.9	Effect of Acceleration	B-12

13.10	Qualified Performance-Based Awards	B-13

13.11	Termination of Employment	B-14

ARTICLE 14	CHANGES IN CAPITAL STRUCTURE	B-14

14.1	General	B-14

ARTICLE 15	AMENDMENT, MODIFICATION AND TERMINATION	B-14

15.1	Amendment, Modification and Termination	B-14

15.2	Awards Previously Granted	B-15

ARTICLE 16	GENERAL PROVISIONS	B-15

16.1	No Rights to Awards; Non-Uniform Determinations	B-15

16.2	No Shareholder Rights	B-15

16.3	Withholding	B-15

16.4	No Right to Continued Service	B-16

16.5	Unfunded Status of Awards	B-16

16.6	Relationship to Other Benefits	B-16

16.7	Expenses	B-16

16.8	Titles and Headings	B-16

16.9	Gender and Number	B-16

16.10	Fractional Shares	B-16

16.11	Government and Other Regulations	B-16

16.12	Governing Law	B-17

16.13	Additional Provisions	B-17

16.14	No Limitations on Rights of Company	B-17

ii

PTEK HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1    GENERAL.    The purpose of the PTEK Holdings, Inc. 2004 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of PTEK Holdings, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1    DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)    “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)    “Award” means any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit Award, Performance Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)    “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

(f)    “Change in Control” with respect to any Award has the meaning assigned such term in the employment agreement, if any, between the grantee of such Award and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, “Change in Control” means and includes the occurrence of any one of the following events:

(i)    individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least 60% of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least 80% of the Incumbent Directors then on the Board shall be an Incumbent

Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)    any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 25% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than two-thirds of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) at least 80% of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)    “Committee” means the committee of the Board described in Article 4.

(i)    “Company” means PTEK Holdings, Inc., a Georgia corporation.

(j)    “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement.

(k)    “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l)    “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(m)    “Dividend Equivalent” means a right granted to a Participant under Article 11.

(n)    “Effective Date” has the meaning assigned such term in Section 3.1.

(o)    “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(p)    “Exchange” means the Nasdaq National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

(q)    “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such trading date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(r)    “Grant Date” means the date an Award is made by the Committee.

(s)    “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(t)    “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(u)    “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(v)    “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(w)    “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(x)    “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(y)    “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(z)    “Performance Award” means Performance Shares or Performance Units granted pursuant to Article 9.

(aa)    “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(bb)    “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(cc)    “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(dd)    “Plan” means the PTEK Holdings, Inc. 2004 Long-Term Incentive Plan, as amended from time to time.

(ee)    “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 13.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ff)    “Qualified Performance-Based Award” means an award made to an officer of the Company that is either (i) a Performance Award, Restricted Stock Award, Dividend Equivalent, Other Stock-Based Award or cash incentive award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 13.10, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(gg)    “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(hh)    “Restricted Stock Unit Award” means the right to receive shares of Stock in the future, granted to a Participant under Article 10.

(ii)    “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(jj)    “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

(kk)    “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(ll)    “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(mm)    “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(nn)    “1933 Act” means the Securities Act of 1933, as amended from time to time.

(oo)    “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1    EFFECTIVE DATE.    The Plan shall be effective as of the date it is approved by both the Board and the shareholders of the Company (the “Effective Date”).

3.2    TERMINATION OF PLAN.    The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1.    COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2    ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither any Director nor any member of the Committee shall be liable to any person or entity for any act or determination made in good faith with respect to this Plan or any Award granted hereunder.

4.3    AUTHORITY OF COMMITTEE.    Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)    Grant Awards;

(b)    Designate Participants;

(c)    Determine the type or types of Awards to be granted to each Participant;

(d)    Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)    Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)    Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 13, based in each case on such considerations as the Committee in its sole discretion determines;

(g)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h)    Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i)    Decide all other matters that must be determined in connection with an Award;

(j)    Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k)    Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l)    Amend the Plan or any Award Certificate as provided herein; and

(m)    Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4    AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1    NUMBER OF SHARES.    Subject to adjustment as provided in Sections 5.2 and 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,000,000. Not more than 50% of such aggregate number of Shares may be granted as “full value” Awards payable in Stock, such as Awards of Restricted Stock, Restricted Stock Units payable in Stock, Performance Awards payable in Stock, or unrestricted Stock Awards.

5.2    SHARE COUNTING.

(a)    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)    Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c)    If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d)    To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason (other than Shares used to satisfy an applicable tax withholding obligation), only the number of Shares issued and delivered upon exercise of the Option shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

5.3    STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4    LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 1,000,000. The aggregate maximum fair market value (measured as of the Grant Date) of any Awards other than Options and SARs that may be granted to any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $8,000,000.

ARTICLE 6

ELIGIBILITY

6.1    GENERAL.    Awards may be granted only to Eligible Participants; except that Incentive Stock Options may only be granted to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1    GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)    EXERCISE PRICE.    The exercise price per Share under an Option shall be determined by the Committee; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

(b)    TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c)    PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least such period of time, if any, as necessary to avoid variable accounting for the Option.

(d)    EXERCISE TERM.    In no event may any Option be exercisable for more than ten years from the Grant Date.

(e)    ADDITIONAL OPTIONS UPON EXERCISE.    The Committee may, in its sole discretion, provide in an original Award Certificate for the automatic grant of a new Option to any Participant who delivers Shares as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) shall be for the same number of Shares as the Participant delivered in exercising the original Option, (ii) shall have an exercise price of 100% of the Fair Market Value of the surrendered Shares on the date of exercise of the original Option (the grant date for the new Option), and (iii) shall have a term equal to the unexpired term of the original Option.

7.2    INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)    EXERCISE PRICE.    The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b)    LAPSE OF OPTION.    An Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)    The expiration date set forth in the Award Certificate.

(2)    The tenth anniversary of the Grant Date.

(3)    Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)    One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)    One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 13.5.

(c)    INDIVIDUAL DOLLAR LIMITATION.    The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(d)    TEN PERCENT OWNERS.    No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(e)    EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS.    No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was adopted by the Board, or the termination of the Plan, if earlier.

(f)    RIGHT TO EXERCISE.    During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g)    ELIGIBLE GRANTEES.    The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1    GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)    RIGHT TO PAYMENT.    Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1)    The Fair Market Value of one Share on the date of exercise; over

(2)    The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date in the case of any Stock Appreciation Right related to an Incentive Stock Option.

(b)    OTHER TERMS.    All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9

PERFORMANCE AWARDS

9.1    GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.

9.2    PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

9.3    RIGHT TO PAYMENT.    The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property, including Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of the Performance Awards that will be paid to the Participant.

9.4    OTHER TERMS.    Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1    GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2    ISSUANCE AND RESTRICTIONS.    Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

10.3    FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units.

10.4    DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1    GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1    STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or (subject to Section 15.2(c)) in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

13.2    TERM OF AWARDS.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

13.3    FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

13.4    LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.5    BENEFICIARIES.    Notwithstanding Section 13.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.6    STOCK CERTIFICATES.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.7    ACCELERATION UPON DEATH OR DISABILITY.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, all restrictions on the Participant’s outstanding Awards shall lapse, and any performance-based criteria shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of such termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Nonstatutory Stock Options.

13.8    ACCELERATION FOR ANY OTHER REASON.    Regardless of whether an event has occurred as described in Section 13.7 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.8.

13.9    EFFECT OF ACCELERATION.    If an Award is accelerated under Section 13.7 or 13.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Nonstatutory Stock Options.

13.10    QUALIFIED PERFORMANCE-BASED AWARDS.

(a)    The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

(b)    When granting any other Award to an officer of the Company, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, business unit, region, department or function within the Company or an Affiliate:

—Revenue

—Sales

—Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

—Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

—Net income (before or after taxes, operating income or other income measures)

—Cash (cash flow, cash generation or other cash measures)

—Stock price or performance

—Total shareholder return (stock price appreciation plus reinvested dividends)

—Return on equity

—Return on assets

—Return on investment

—Market share

—Expenses (expense management, expense ratio or other expense measures)

—Business expansion or consolidation (acquisitions and divestitures)

(c)    Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant.

(d)    Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(e)    Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

13.11    TERMINATION OF EMPLOYMENT.    Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1    GENERAL.    In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1    AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

15.2    AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)    The original term of an Option may not be extended without the prior approval of the shareholders of the Company;

(c)    Except as otherwise provided in Article 14, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d)    No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 16

GENERAL PROVISIONS

16.1    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

16.2    NO SHAREHOLDER RIGHTS.    No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.3    WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Option. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

16.4    NO RIGHT TO CONTINUED SERVICE.    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

16.5    UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

16.6    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

16.7    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.8    TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.9    GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.10    FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.11    GOVERNMENT AND OTHER REGULATIONS.

(a)    Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)    Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.12    GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Georgia.

16.13    ADDITIONAL PROVISIONS.    Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

16.14    NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the PTEK Holdings, Inc. 2004 Long-Term Incentive Plan as adopted by the Board on April 27, 2004 and by the shareholders on             , 2004.

PTEK HOLDINGS, INC.

By: /s/ L. Scott Askins

L. Scott Askins, Secretary

APPENDIX C

PROXY

PTEK HOLDINGS, INC.

The undersigned hereby appoints Boland T. Jones and L. Scott Askins, each with full power of substitution, acting jointly or by either of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of common stock, par value $.01 per share, or all the Series B voting preferred stock, par value $.01 per share, of PTEK Holdings, Inc. held of record by the undersigned at the close of business on April 1, 2004, at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on June 3, 2004, at the Adam’s Mark Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903, including any adjournments thereof.

1.	Election of the following nominees:

Nominees: Wilkie S. Colyer to serve as a Class II director for a one year term expiring at the annual meeting of shareholders in 2005; Jeffrey A. Allred and J. Walker Smith, Jr. to serve as Class I directors for terms expiring at the annual meeting of shareholders in 2007:

FOR all nominees listed above, other than as noted below ☐	WITHHOLD authority to vote for nominees listed above ☐

Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.

2.	Approval of the PTEK Holdings, Inc. 2004 Long-Term Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	Please check this box if you plan to attend the Annual Meeting of Shareholders despite submission of this Proxy.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” the election of the three director nominees named in Proposal 1 and will not be voted on Proposal 2, and with discretionary authority as permitted by Rule 14a-4(c) of the Securities and Exchange Commission on all other matters that may properly come before the Meeting or any adjournment thereof of which the Company did not have notice on or before December 30, 2003.

Please sign exactly as your name appears on your stock certificate and date as of the date of signature. Where shares are held jointly, each shareholder must sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature of Shareholder

Signatures of Other Shareholder

(if held jointly)

Dated:             , 2004

THIS PROXY IS SOLICITED ON BEHALF OF PTEK HOLDINGS, INC.’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

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